Exhibit 99.4

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Sri Sai Cable and Broadband Private Limited

Opinion on the Financial Statements

We have audited the financial statements of Sri Sai Cable and Broadband Private Limited (the "Company") which comprise the statement of financial position as of March 31, 2022, and the statement of comprehensive income, statement of changes in equity, and statement of cash flows for each of the years in the two-year period ended March 31, 2022, and notes to the financial statements, including a summary of significant accounting policies and other explanatory information.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2022, and 2021, and the statement of comprehensive income and its cash flows for each of the years in the two-year period ended March 31, 2022, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Financial Statements are free of material misstatement, whether due to error or fraud. Our audits include performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

New York Office:	Corporate Office:	Mumbai Office:	Delhi Office:	Contact
1270, Ave of Americas,	“Pipara Corporate House”	#3, 13th floor, Tradelink,	1602, Ambadeep Building,	T: +1 (646) 387 - 2034
Rockfeller Center, FL7,	Near Bandhan Bank Ltd.,	‘E’ Wing, A - Block, Kamala	KG Marg, Connaught Place	F: 91 79 40 370376
New York – 10020, USA	Netaji Marg, Law Garden,	Mills, Senapati Bapat Marg,	New Delhi- 110001	E: usa@pipara.com
	Ahmedabad – 380006	Lower Parel, Mumbai – 400013		naman@pipara.com

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters

For, Pipara & Co LLP (6841)

We have served as the Company’s auditor since 2023

Place: Ahmedabad, India

Date: May 24, 2023

New York Office:	Corporate Office:	Mumbai Office:	Delhi Office:	Contact
1270, Ave of Americas,	“Pipara Corporate House”	#3, 13th floor, Tradelink,	1602, Ambadeep Building,	T: +1 (646) 387 - 2034
Rockfeller Center, FL7,	Near Bandhan Bank Ltd.,	‘E’ Wing, A - Block, Kamala	KG Marg, Connaught Place	F: 91 79 40 370376
New York – 10020, USA	Netaji Marg, Law Garden,	Mills, Senapati Bapat Marg,	New Delhi- 110001	E: usa@pipara.com
	Ahmedabad – 380006	Lower Parel, Mumbai – 400013		naman@pipara.com

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Statement of standalone profit or loss and other comprehensive income for the year ended March 31, 2021

	Note No.	For the year ended March 31, 2021	For the year ended March 31, 2020
		(In USD)	(In USD)
Continuing Operations
Income
Revenue from operations	3	18,736,973.09	15,058,321.60
Other income	4	382.68	14,227.89
		18,737,355.77	15,072,549.49
Other income
Other income	4A	-	-
		-	-

Total income		18,737,355.77	15,072,549.49

Expenses
Cost of revenue	5	14,195,295.18	12,958,327.84
Amortisation of intangible assets	8	32.57	5.22
Depreciation	7	214,185.20	28,300.84
Staffing expenses		474,268.52	210,533.74
Other operating expenses	5	2,421,909.14	1,520,829.72

		17,305,690.61	14,717,997.36
Share of results of associates		-	-
Share of results of joint ventures		-	-
Finance income	6A	10,350.55	3,843.87
Finance cost	6	93,109.08	6,331.93

Profit/(Loss) for the year from continuing operations		1,348,906.63	352,064.07
Discontinued operations
Profit/(Loss) for the year from discontinued operations		-	-

Profit/(Loss) for the year before taxation		1,348,906.63	352,064.07
Taxation
Current tax	23A	269,832.33	79,727.79
Deferred Tax	23A	89,931.48	17,416.02
		359,763.81	97,143.81

Profit/(Loss) for the year after taxation		989,142.82	254,920.26
Attributable to:
Owner of the Company		989,142.82	254,920.26
Non - controlling interests		-	-
Other comprehensive income
1) Items that will not be reclassified to profit or loss		286.84	-
Reclassification of defined benefit obligation		383.34	-
Income tax relating to items that will not be reclassified subsequently to profit or loss		96.50
2) Items that may reclassified to profit or loss		82,947.79	18,542.42
Foreign currency transalation reserves		82,947.79	18,542.42
		-	-
Total other comprehensive income		82,660.95	18,542.42
Share of other comprehensive income of joint ventures		-	-

Total comprehensive income for the year		1,071,803.77	273,462.68
Attributable to:
Owner of the Company		1,071,803.77	273,462.68
Non - controlling interests		-	-
		1,071,803.77	273,462.68
Earning per equity share of face value of USD 0.15/- each	24

- Basic earnings per equity share (in USD.)		98.91	25.49
- Diluted earnings per equity share (in USD.)		98.91	25.49
Statement of significant accounting policies	2
The accompanying 1 to 34 notes are an integral part of the financial
This is the Statement of Profit and Loss referred to in our report of even

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone statement of financial position as at March 31, 2021

		As at	As at	As at
	Note No.	March 31, 2021	March 31, 2020	April 01, 2019
		(In USD)	(In USD)	(In USD)
ASSETS
Current assets
a) Inventories	16	-	-	-
b) Financial assets
(i) Other receivables	9	-	-	-
(ii) Trade receivables	10	3,085,823.12	374,179.82	-
(iii) Cash and cash equivalents	12	788,501.04	619,923.39	13,308.04
(iv) Others financial assets	11	49,665.44	663.80	-
c) Other current assets	13	886,031.74	349,976.21	1,430.21
Total current assets		4,810,021.34	1,344,743.22	14,738.25

Non-current assets
a) Property, plant and equipment, net	7	7,028,337.18	544,139.84	-
b) Capital work-in-process	7	738,359.79	67,362.77	-
c) Intangible assets	8	246,490.58	172.82	-
d) Intangible assets under development	8	-	-	-
e) Investments in associates and joint ventures	9	-	-	-
f) Financial assets
(i) Other investments	9	-	-	-
(ii) Trade receivables	10	-	-	-
(ii) Other non current financial assets	11	518,496.57	292,200.47	-
g) Other non-current assets	15	170,553.96	112,612.73	-
h) Deferred tax assets		-	-	-
Total non-current assets		8,702,238.08	1,016,488.63	-

Asset asset held for sale		-	-	-

Total assets		13,512,259.42	2,361,231.85	14,738.25

EQUITY AND LIABILITIES

Current liabilities
a) Financial liabilities
(i) Borrowings	16	61,472.48	-	-
(ii) Trade payables	21	8,786,464.78	1,798,629.11	85.82
(iii) Other financial liabilities	22	17,579.49	8,443.42	-
(iii) Security deposits payable		-	-	-
b) Employee benefits obligation	19	55.11	13.12	-
c) Other current liabilities	23	2,789,961.95	171,780.68	13,415.30
d) Provisions	20	-	-	-
e) Current tax liability	23A	350,830.68	75,243.82	-
				-
Total current liabilities		12,006,364.49	2,054,110.15	13,501.12

Non-current liabilities
a) Financial liabilities
(i) Borrowings	16	-	-	-
(ii) Other financial liabilities	17	23,954.43	9,056.92	-
b) Employee benefits obligations	19	27,496.67	6,928.44	-
c) Provisions	20	-	-	-
d) Deferred tax liability		108,036.75	16,436.53	-
Total non-current liabilities		159,487.85	32,421.89	-

Total liabilities		12,165,852.34	2,086,532.04	13,501.12

Commitments and contingencies	25	478,166.14	-	-

Equity
a) Equity share capital	14	1,430.21	1,430.21	1,430.21
b) Other equity	15	1,344,976.87	273,269.60	(193.08)
Equity attributable to owners of the Company		1,346,407.08	274,699.81	1,237.13
Non Controlling interests		-	-	-

Total equity		1,346,407.08	274,699.81	1,237.13

Liabilities directly associated with the assets held for sale		-	-	-

Total equity and liabilities		13,512,259.42	2,361,231.85	14,738.25

Statement of significant accounting policies	2

The accompanying 1 to 34 notes are an integral part of the financial statements
This is the Balance sheet referred to in our report of even date

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Statement of Changes in Equity for the year ended March 31, 2021

A.	Equity share capital

(In USD)
Opening balance as at April 01, 2019	1,430.21
Change during the year	-
Closing balance as at March 31, 2020	1,430.21
Change during the year	-
Closing balance as at March 31, 2021	1,430.21

B.	Other equity

			Reserves & Surplus		Other comprehensive income		(In USD)
	Equity	No of Shares	Retained	Securities	Foreign Currency	Employee benefits,	Total
As at April 1, 2019	1,430.21	10,000.00	(193.08)	-	-	-	1,237.13
Profit/(Loss) for the year			254,920.26				254,920.26
Movement during the year
Acquired in the business combination						-	-
Other comprehensive income for the year					18,542.42	-	18,542.42
Total comprehensive income for the year	1,430.21	10,000.00	254,727.18	-	18,542.42	-	274,699.81
Movement during the year			-	-	-	-	-
Closing balance as at March 31, 2020	1,430.21	10,000.00	254,727.18		18,542.42	-	274,699.81
Issue of shares	-						-
Profit/(Loss) for the period			989,142.82		-		989,142.82
Movement during the period							-
Acquired in the business combination			-		-	-	-
Other comprehensive income for the year					82,947.79	(383.34)	82,564.45
Total comprehensive income for the period	-	-	989,142.82		82,947.79	(383.34)	1,071,707.27
Movement during the period
Closing balance as at March 31, 2021	1,430.21	10,000.00	1,243,870.00		101,490.21	(383.34)	1,346,407.08

Statement of significant accounting policies

The accompanying 1 to 34 notes are an integral part of the financial statements

This is the Statement of changes in equity referred to in our report of even date

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Cash flow statement for the year ended March 31, 2021

		For the year ended March 31, 2021	For the year ended March 31, 2020
		(In USD)	(In USD)
A.	Cash Flow from operating activities
	Profit after tax	989,142.82	254,920.26
	Adjustment for
	Deferred tax	106,719.75	17,416.02
	Income tax	356,328.77	79,727.79
	Depreciation and Amortisation expenses	214,217.74	28,306.04
	Finance cost	93,109.08	6,331.93
	Sundry balance written back	-	-
	Remeasurements of the net defined benefit plans	19,758.94	7,355.22
	Bad debts	-	260.29
	Expected credit loss allowances	12,664.83	6,539.80
	Finance income - interest other	(10,350.55)	(3,843.87)
	Operating profit before working capital changes	1,781,591.38	397,013.48
	Movement in working capital
	Inventories	-	-
	Trade receivables	(2,678,159.78)	(403,278.20)
	Other receivables	-	-
	Other financial assets	(463,846.02)	(493,185.13)
	Other assets	(293,279.76)	(226,152.91)
	Trade payable	9,514,512.25	2,057,591.85
	Other financial liabilities	(43,361.15)	(25,898.43)
	Other liabilities	-	-

	Cash flow from operating activities post working capital changes	7,817,456.92	1,306,090.66
	Income tax (paid)/refund (net)	(79,197.98)	(79,727.79)
	Net cash flow from operating activities (A)	7,738,258.94	1,226,362.87

B.	Cash flow from investing activities
	Purchase of property, plant and equipment & intangible assets (including	(7,552,874.36)	(618,359.53)
	Interest received	10,350.55	3,843.87
	Held for sale
	Investments in bank deposits having original maturity of more than three Other bank balances	-	-

	Net cash flow used in investing activities (B)	(7,542,523.81)	(614,515.66)

C.	Cash flow from financing activities
	Proceeds from short term borrowings	60,668.92	-
	Repayment of long term borrowings	-	-
	Repayment of short term borrowings - Directors Loans	-	-
	Proceeds from issue of equity shares	-	-
	Interest Loan	(89,173.78)	(4,599.16)
	Given Loan	-	-
	repaid ack	-	-
	Net cash flow used in financing activities (C)	(28,504.86)	(4,599.16)

	Increase in net cash and cash equivalents (A+B+C)	167,230.27	607,248.05
	Cash and cash equivalents at the beginning of the year	619,923.39	13,308.04
	Exchange difference on translation of foreign currency and cash equivalents	1,347.38	(632.70)
	Acquired in Business Combination	-	-
	Cash and cash equivalents at the end of the year (refer note 12)	788,501.04	619,923.39

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

3	Revenue from contract with customers

Disaggregated revenue information

	For the year ended March 31, 2021	For the year ended March 31, 2020
	(In USD)	(In USD)
Types services
Subscription income	13,861,971.40	12,865,717.41
Placement /carriage fees	2,422,445.21	161,157.81
Advertisement income	-	2,110.05
Activation charges (stb)	2,102,698.91	-
Others	349,857.57	2,029,336.33

Total revenue from contract with customers	18,736,973.09	15,058,321.60

Timing of revenue recognition
Service transferred at point in time	18,736,973.09	15,058,321.60
Services transferred over time	-	-
	18,736,973	15,058,321.60

	For the year ended	For the year ended
	March 31, 2021	March 31, 2020
	Cable	Cable
Revenue	18,736,973.09	15,058,321.60
External customer	18,736,973.09	15,058,321.60
Inter-segment
	18,736,973.09	30,116,643.20
Less: Inter-segment adjustments and eliminations	-	-

Total revenue from contract with customers	18,736,973	30,116,643.20

Contract balances

The following table provides information about receivables, contract assets and contract liabilities from contracts with

	For the year ended	For the year ended
	March 31, 2021	March 31, 2020
Receivables, which are included in ‘trade receivables	3,085,823	374,180
Receivables, acquired in a business combination	-	-
Receivables, which are included in ‘assets held for sale’	-	-
Contract assets	-	-
Contract liabilities	-	-

Performance obligations

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognises revenue when it transfers control over a good or service to a customer.

		For the year ended March 31, 2021	For the year ended March 31, 2020
	Other operating revenue
4	Other income	-	13,196.84
	Miscellaneous Income	382.68	1,031.05
	Sundry Balances written back	-	-
		382.68	14,227.89

	Other income
4A	Other income	-	-
	Miscellaneous Income -	-	-
	Sundry Balances written back	-	-
		-	-

1	Corporate information

SRI SAI CABLE AND BROAD BAND PRIVATE LIMITED (the ‘Company’) is domiciled in India and incorporated on 16th May, 2018 with the main object of carrying on the business of providing services relating to CAble TV operator as MSO. The Company provides services to LCO in the form of subscription of set top box and activation fees. The Company also provides the services of many typeof services to the various broadcaster in the form of placement fees. The Company has thier branch offices in various state of India like Telgana, Andhra Pradesh, Kerla etc.

2	Significant accounting policies

(a)	Basis of preparation, measurement and sgnificant accounting policies

(i)	Compliance with International Financial Reporting Standards

The financial statements of the SRI SAI CABLE AND BROAD BAND PRIVATE LIMITED have been prepared in accordance with International Financial Reporting Standards (IFRS) and interpretations issued by the IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (IASB).

(ii)	Basis of preparation

The functional currency of the Company is “Rupees”, however the financial statements has been prepared in “USD” which is The Company functional currency and reporting currency and all amounts, are rounded with two decimals, unless otherwise stated.

(iii)	Basis of measurement

Historical cost convention

The financial statements have been prepared on a historical cost convention on accrual basis.

The financial statements have been prepared on a historical cost basis, except for the following assets and liabilities which have been measured at fair value:

●	Certain financial assets and liabilities measured at fair value (refer accounting policy regarding financial instruments)

●	Employee’s defined benefit plan as per actuarial valuation

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions, regardless of whether that price is directly observable or estimated using another valuation technique. In determining the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date.

(iv)	New and amended standards adopted by the Company

All applicable standards applicable is alrady implemented and applied by the Company

(v)	New standards and interpretations not yet adopted

The Company has not applied the following new and revised IFRSs that have been issued but are not yet effective:

Amendments to IAS 1 and IFRS Practice Statement 2 Disclosure of Accounting Policies

In February 2021, IASB issued ‘Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)’ which is intended to help entities in deciding which accounting policies to disclose in their financial statements. The amendments to IAS 1 require entities to disclose their material accounting policies rather than their significant accounting policies. The amendments to IFRS Practice Statement 2 provide guidance on how to apply the concept of materiality to accounting policy disclosures. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 8 Definition of Accounting Estimates

In February 2021, IASB issued ‘Definition of Accounting Estimates (Amendments to IAS 8)’ to help entities to distinguish between accounting policies and accounting estimates. The definition of a change in accounting estimates has been replaced with a definition of accounting estimates. Under the new definition, accounting estimates are “monetary amounts in financial statements that are subject to measurement uncertainty”. Entities develop accounting estimates if accounting policies require items in financial statements to be measured in a way that involves measurement uncertainty. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 12 Deferred Tax related to Assets and Liabilities arising from a Single Transaction

In May 2021, IASB issued ‘Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12), which clarify how companies account for deferred tax on transactions such as leases and decommissioning obligations. The amendments narrowed the scope of the recognition exemption in paragraphs 15 and 24 of IAS 12 (recognition exemption) so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The Company is evaluating the impact, if any, in its financial statements.

Amendments to IFRS 16 Lease Liability in a sale and Leaseback

In September 2022, the IASB issued ‘Lease Liability in a Sale and Leaseback (Amendments to IFRS 16)’ with amendments that clarify how a seller-lessee subsequently measures sale and leaseback transactions that satisfy the requirements in IFRS 15 to be accounted for as a sale. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 1 Non-current Liabilities with Covenants2

In October 2022, IASB issued ‘Non-current Liabilities with Covenants (Amendments to IAS 1)’ to clarify how conditions with which an entity must comply within twelve months after the reporting period affect the classification of a liability. The Company does not expect the amendments to have any significant impact on its classification of non-current liabilities in its statement of financial position.

Amendments to IAS 1 Classification of Liabilities

In January 2020, IASB issued the final amendments in Classification of Liabilities as Current or Non-Current, which affect only the presentation of liabilities in the statement of financial position. They clarify that classification of liabilities as current or non- current should be based on rights that are in existence at the end of the reporting period and align the wording in all affected paragraphs to refer to the “right” to defer settlement by at least twelve months. The classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability. They make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services. The Group does not expect the amendments to have any significant impact on its presentation of liabilities in its statement of financial position.

(b)	Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker (CODM).

The board of directors of the Company has appointed the Chief Executive Officer (‘CEO’) to assess the financial performance and position of the Company, and makes strategic decisions. The CEO has been identified as being the Chief Operating Decision Maker for corporate planning.

(c)	Current versus Non-Current Classification

The Company presents assets and liabilities in the balance sheet based on current / non-current classification.

An asset is treated as current when it is:

Expected to be realised or intended to be sold or consumed in normal operating cycle

Expected to be realised within twelve months after the reporting period, or

Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period

Held primarily for the purpose of trading

All other assets are classified as non-current.

A liability is current when:

It is expected to be settled in normal operating cycle

It is due to be settled within twelve months after the reporting period, or

There is no unconditional right to defer the settlement of the liability for at least twelve months after thereporting period

Held primarily for the purpose of trading

All other liabilities are classified as non-current.

The operating cycle is the time between the acquisition of assets for processing and their realisation in cash and cash equivalents. The Company has identified twelve months as its operating cycle.

(d)	Revenue from contract with customers

Revenue is recognised based on approved contracts regarding the transfer of services to a customer for an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is measured at the fair value of consideration received or receivable taking into account the amount of discounts, rebates, outgoing taxes on sales.

●	Subscription income includes subscription from subscribers. Revenue from Operations is recognised on accrual basis based on underlying subscription plan or agreements with the concerned subscribers.

●	Carriage / Placement / Marketing Incentive is recognised on accrual basis based on agreements with the concerned broadcasters.

●	Leased Line revenue is recognised on accrual basis based on agreements with the concerned subscribers’/telecommunication companies.

●	Advertisement income is recognised when relevant advertisements get telecasted.

The Company collects Goods and Service Tax (GST) on behalf of the government and, therefore, it is not an economic benefit flowing to the Company. Hence, it is excluded from revenue.

(e)	Foreign Currencies

Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the Company operates (‘the functional currency’). The financial statements are presented in USD, which is Company’s presentation currency.

Transactions and Balances

Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognised in profit or loss. They are deferred in equity if they relate to qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss, within finance costs. All other foreign exchange gains and losses are presented in the statement of profit or loss on a net basis within other gains/(losses).

Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. For example, translation differences on non-monetary assets and liabilities such as equities held at fair value through profit or loss are recognised in profit or loss as part of the fair value gain or loss and translation differences on non-monetary assets such as equities classified as at fair value through other comprehensive income are recognised in other comprehensive income.

(f)	Financial Instrument

Financial Assets

(i)	Classification

From 1 April 2019, the Company classifies its financial assets in the following measurement categories:

-  those to be measured subsequently at fair value (either through OCI or through profit or loss), and

-  those to be measured at amortised cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows. For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the Company has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

The Company reclassifies debt investments when and only when its business model for managing those assets changes.

(ii)	Recognition and derecognition

Regular way purchases and sales of financial assets are recognised on trade-date, the date on which the Company commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

(iii)	Measurement

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

Debt instruments

Subsequent measurement of debt instruments depends on the Company’s business model for managing the asset and the cash flow characteristics of the asset. There are three measurement categories into which the Company classifies its debt instruments:

-  Amortised cost: Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortised cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognised directly in profit or loss and presented in other gains/(losses) together with foreign exchange gains and losses. Impairment losses are presented as separate line item in the statement of profit or loss.

-  FVOCI: Assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Movements in the carrying amount are taken through OCI, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses which are recognised in profit or loss. When the financial asset is derecognised, the cumulative gain or loss previously recognised in OCI  is reclassified from equity to profit or loss and recognised in other gains/(losses). Interest income from these financial assets is included in finance income using the effective interest rate method. Foreign exchange gains and losses are presented in other gains/(losses) and impairment expenses are presented as separate line item in the statement of profit or loss.

-  FVPL: Assets that do not meet the criteria for amortised cost or FVOCI are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognised in profit or loss and presented net within other gains/(losses) in the period in which it arises.

Equity instruments

The Company subsequently measures all equity investments at fair value. Where the Company’s management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognised in profit or loss as other income when the Company’s right to receive payments is established.

Changes in the fair value of financial assets at FVPL are recognised in other gains/(losses) in the statement of profit or loss as applicable. Impairment losses (and reversal of impairment losses) on equity investments measured at FVOCI are not reported separately from other changes in fair value.

(iv) Impairment

From 1 April 2019, the Company assesses on a forward looking basis the expected credit losses associated with its debt instruments carried at amortised cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables only, the Company measures the expected credit loss associated with its trade receivables based on historical trend, industry practices and the business environment in which the entity operates or any other appropriate basis. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

Financial Liabilities

Initial Recognition and Measurement

All financial liabilities are recognised initially at fair value and in the case of loans and borrowings and payables, net of directly attributable transaction costs. The Company’s financial liabilities include trade and other payables, loans andborrowings including bank overdrafts and derivative financial instruments.

Subsequent measurement

Financial liabilities at amortized cost: After initial measurement, such financial liabilities are subsequently measured at amortized cost using the effective interest rate (EIR) method. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the Statement of Profit and Loss.

Borrowings

Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in the Statement of Profit and Loss over the period of the borrowings using the EIR method.

Trade and Other Payables

These amounts represent liabilities for goods and services provided to the Company prior to the end of financial year which are unpaid. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

Financial Guarantee Obligations

The fair value of financial guarantees is determined as the present value of the difference in net cash flows between the contractual payments under the debt instrument and the payments that would be required without the guarantee, or the estimated amount that would be payable to a third party for assuming the obligations. Where guarantees in relation to loans or other payables of subsidiaries, joint ventures or associates are provided for no compensation, the fair values as on the date of transition are accounted for as contributions and recognised as part of the cost of the equity investment.

Derecognition

Financial assets

The Company derecognises a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Company enters into transactions whereby it transfers assets recognised in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognised.

Financial Liability

The Company derecognises a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognises a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognised at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognised in profit or loss

(g)	Property, Plant and Equipment

Property, Plant and Equipment assets are carried at cost less accumulated depreciation and accumulated impairment losses, if any. Cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognized when replaced. All other repairs and maintenance are charged to the Statement of Profit and Loss during the reporting period in which they are incurred.

Capital work in progress (CWIP) includes cost of property, plant and equipment under installation / under development, as at  balance sheet date. All project related expenditure viz. civil works, machinery under erection, construction and erection materials, preoperative expenditure incidental / attributable to the construction of projects, borrowing cost incurred prior to the date of commercial operations and trial run expenditure are shown under CWIP. Property, Plant and Equipment are derecognised from the financial statements, either on disposal or when retired from active use. Gains and losses on disposal or retirement of Property, Plant and Equipment are determined by comparing proceeds with carrying amount. These are recognized in the Statement of Profit and Loss.

Depreciation methods, estimated useful lives and residual value

Depreciation is calculated to write off the cost of items of property, plant and equipment less their estimated residual values using the straight-line method over their estimated useful lives, and is generally recognised in profit or loss. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term. Land is not depreciated.

The estimated useful lives of property, plant and equipment for current and comparative periods are as follows:

buildings	60 years
plant and equipment	3–13 years
computer and equimpents	3 years
vehicles	8 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

(h)	Investment Property

Investment property is initially measured at cost and subsequently at fair value with any change therein recognised in profit or loss.

Any gain or loss on disposal of investment property (calculated as the difference between the net proceeds from disposal and the carrying amount of the item) is recognised in profit or loss. When investment property that was previously classified as property, plant and equipment is sold, any related amount included in the revaluation reserve is transferred to retained earnings.

Investment properties are depreciated on a straight-line basis over 60 years.

(i)	Intangible Assets

Separately purchased intangible assets are initially measured at cost. Intangible assets acquired in a business combination are recognised at fair value at the acquisition date. Subsequently, intangible assets are carried at cost less any accumulated amortisation and accumulated impairment losses, if any.

The useful lives of intangible assets are assessed as either finite or indefinite. Finite-life intangible assets are amortised on a straight-line basis over the period of their expected useful lives. Estimated useful lives by major class of finite-life intangible assets are as follow:

commercial rights	10-20 Years
Trademark/Copy rights	5 Years
Computer Software	5 Years

The amortisation period and the amortisation method for finitelife intangible assets is reviewed at each financial year end and adjusted prospectively, if appropriate.

For indefinite life intangible assets, the assessment of indefinite life is reviewed annually to determine whether it continues, if not, it is impaired or changed prospectively basis revised estimates.

Goodwill is initially recognised based on the accounting policy for business combinations. These assets are not amortised but are tested for impairment annually.

(j)	Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalised as part of the cost of the asset. All other borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

(j)	Provisions

Provisions are recognised when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

(k)	Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as finance cost.

(l)	Contingent Liabilities and Contingent Assets

Contingent liabilities are disclosed when there is a possible obligation as a result of past events, the existence of which will be confirmed only by the occurrence or non - occurrence of one or more uncertain future events not wholly within the control of the Company or when there is a present obligation that arises from past events where it is either not probable that an outflow of resources will be required to settle or a reliable estimate of amount cannot be made. Contingent assets are not recognized however disclosed in the financial statements.

(m)	Leasing

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of Company as a lessee Rentals payable under operating leases are charged to the statement of profit or loss on a straight-line basis over the term of the relevant lease. Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight-line basis over the lease term.

The Company accounts for each lease component within the contract as a lease separately from non-lease components of the contract and allocates the consideration in the contract to each lease component on the basis of the relative  standalone price of the lease component and the aggregate standalone price of the non-lease components.

The Comany recognises right-of-use asset representing its right to use the underlying asset for the lease term at the lease commencement date. The cost of the right-of-use asset measured at inception shall comprise of the amount of the initial measurement of the lease liability adjusted for any lease payments made at or before the commencement date less any lease incentives received, plus any initial direct costs incurred and an estimate of costs to be incurred by the lessee in dismantling and removing the underlying asset or restoring the underlying asset or site on which it is located. The right-of-use asset is subsequently measured at cost less any accumulated depreciation, accumulated impairment losses, if any and adjusted for any remeasurement of the lease liability. The right-of-use asset is depreciated using the straight-line method from the commencement date over the shorter of lease term or useful life of right-of-use asset. The estimated useful lives of right-of-use assets are determined on the same basis as those of property, plant and equipment. Right-of-use assets are tested for impairment whenever there is any indication that their carrying amounts may not be recoverable. Impairment loss, if any, is recognised in profit or loss.

The Company measures the lease liability at the present value of the lease payments that are not paid at the commencement date of the lease. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Company uses incremental borrowing rate. For leases with reasonably similar characteristics, the Company on a lease-by-lease basis, may adopt either the incremental borrowing rate specific to the lease or the incremental borrowing rate for the portfolio as a whole. The lease payments shall include fixed payments, variable lease payments, residual value guarantees, exercise price of a purchase option where The Company is reasonably certain to exercise that option and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The lease liability is subsequently remeasured by increasing the carrying amount to reflect interest on the lease liability, reducing the carrying amount to reflect the lease payments made and remeasuring the carrying amount to reflect any reassessment or lease modifications or to reflect revised in-substance fixed lease payments. The Company recognises the amount of the re-measurement of lease liability due to modification as an adjustment to the right-of-use asset and profit or loss depending upon the nature of modification. Where the carrying amount of the right-of-use asset is reduced to zero and there is a further reduction in the measurement of the lease The Company has elected not to apply the requirements of IFRS 16 Leases to short-term leases of all assets that have a lease term of 12 months or less and leases for which the underlying asset is of low value. The lease payments associated with these leases are recognised as an expense on a straight-line basis over the lease term.

Company as a lessor

At the inception of the lease, The Company classifies each of its leases as either an operating lease or a finance lease. The Company recognises lease payments received under operating leases as income on a straight-line basis over the lease term. In case of a finance lease, finance income is recognised over the lease term based on a pattern reflecting a constant  periodic rate of return on the lessor’s net investment in the lease. When The Company is an intermediate lessor it accounts for its interests in the head lease and the sub-lease separately. It assesses the lease classification of a sub-lease with reference to the right-of-use asset arising from the head lease, not with reference to the underlying asset. If a head lease is a short-term lease to which The Company applies the exemption described above, then it classifies the sub-lease as an operating lease.

If an arrangement contains lease and non-lease components, the Company applies IFRS 15 Revenue from contracts with customers to allocate the consideration in the contract.

(n)	Government grant

Government grants relating to non-monetary assets are recognised at nominal value. Grants that compensate the Company for expenses are recognised in the statement of profit or loss on a systematic basis in the same period in which the expenses are recognised. Grants that compensate the Company for the cost of an asset are recognised in the statement of profit or loss on a systematic basis over the expected useful life of the related asset upon capitalisation.

(o)	Employee benefits

Payments to defined contribution schemes are charged as an expense as they fall due. Payments made to state-managed pension schemes are dealt with as payments to defined contribution schemes where the Company’s obligations under the schemes are equivalent to those arising in a defined contribution scheme.

Provision for employees’ end of service benefits for non-UAE nationals is made in accordance with the Projected Unit Cost method as per IAS 19 Employee Benefits taking into consideration the UAE Labour Laws. The provision is recognised based on the present value of the defined benefit obligations.

The present value of the defined benefit obligations is calculated using assumptions on the average annual rate of increase in salaries, average period of employment of non-UAE nationals and an appropriate discount rate. The assumptions used are calculated on a consistent basis for each period and reflect management’s best estimate. The discount rates are set in line with the best available estimate of market yields currently available at the reporting date with reference to high quality corporate bonds or other basis, if applicable.

(p)	Cash and cash equivalent

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

(q)	Dividends

Dividend distributions to the Company’s shareholders are recognised as a liability in the financial statements in the period in which the dividends are approved.

(r)	Disposal/Asset held for sale

 Assets may be disposed of individually or as part of a disposal Company. Once the decision is made to dispose of an asset, it is classified as “Held for Sale” and shall no longer be depreciated. Assets that are classified as “Held for Sale” must be disclosed in the financial statements. ● An asset is considered to be Held for Sale if its carrying amount will be recovered principally through a sale transaction, not through continuing use. The criteria for classifying an asset as Held for Sale are as follows:

-   It must be available for immediate sale in its present condition,

-   Its sale must be highly probable, and

-   It must be sold, not abandoned

(s)	Taxation

Income tax expense represents the sum of current and deferred tax (including minimum alternate tax). Tax is recognized in the Statement of Profit or Loss except to the extent that it relates to items recognized directly in equity or other comprehensive income, in such case the tax is also recognized directly in equity or in other comprehensive income. Any subsequent change in direct tax on items initially recognized in equity or other comprehensive income is also recognized in equity or other comprehensive income, such change could be for change in tax rate.

The Group’s liability for current tax is based on taxable profit for the year, and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date.

Deferred tax assets and liabilities are recognised using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities in the balance sheet and the corresponding tax bases used in the computation of taxable profit.

Taxable temporary differences arising from goodwill and, except in a business combination, the initial recognition of assets or liabilities that affect neither accounting profit nor taxable profit are not provided for. Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where The Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates that have been enacted or substantively enacted at the balance sheet date.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and adjusted to reflect an amount that is probable to be realised based on the weight of all available evidence. Deferred tax is calculated at the rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax assets and liabilities are not discounted. Deferred tax is charged or credited in the income statement, except where it relates to items charged or credited directly to equity, in which case the deferred tax is also included within equity.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and The Company intends to settle its current tax assets and liabilities on a net basis.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and The Company intends to settle its current tax assets and liabilities on a net basis.

(t)	Business Combination and Goodwill

The Group applies the acquisition method in accounting for business combinations. The consideration transferred by the Company to obtain control of a business is calculated as the sum of the fair values of assets transferred, liabilities incurred and assumed and the equity interests issued by the Company as at the acquisition date i.e. date on which it obtains control of the acquiree which includes the fair value of any asset or liability arising from a contingent consideration arrangement. Acquisition-related costs are recognized in the Statement of Profit or Loss as incurred, except to the extent related to the issue of debt or equity securities.

Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values on acquisition date.

Intangible Assets acquired in a Business Combination and recognized separately from Goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost).

Goodwill is measured as the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling interests and

Subsequent to initial recognition, intangible assets with definite useful life acquired in a Business Combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Goodwill and Intangible assets with indefinite useful life, if any, are tested for impairment at the end of each annual reporting period.

If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the excess is termed as gain on bargain purchase. In case of a bargain purchase, before recognizing a gain in respect thereof, the Company determines whether there exists clear evidence of the underlying reasons for classifying the business combination as a bargain purchase thereafter, the Company reassesses whether it has correctly identified all the assets acquired and liabilities assumed and recognizes any additional assets or liabilities that are so identified, any gain thereafter is recognized in the statement of profit or loss.

Contingent consideration is classified either as equity or financial liability. Amount classified as financial liability are subsequently re-measured to fair value with changes in fair value recognized in Statement of Profit or Loss.

u)	Earnings per share

Basic earnings per share are calculated by dividing the net profit or loss for the year attributable to the owners of the Company by the weighted average number of equity shares outstanding during the year.

For the purpose of calculating diluted earnings per share, the net profit or loss for the year and the weighted average number of equity shares outstanding during the year are adjusted for the effects of all dilutive potential equity shares.

(v)	Critical accounting judgements and key sources of estimation uncertainty

(a) Useful lives of property, plant and equipment:

The assessment of the useful economic lives and the method of amortising these assets require judgement. Depreciation and amortisation are charged to the income statement based on the useful economic life selected, which requires an estimation of the period and profile over which the Company expects to consume the future economic benefits embodied in the assets. The Company reviews its useful economic lives on at least an annual basis.

(b) Estimation of provisions and contingent liabilities:

Management judgement is required for estimating the possible outflow of resources, if any, in respect of contingencies, claim, litigations etc against the Company as it is not possible to predict the outcome of pending matters with accuracy.

(c) Estimation of provisions and contingent liabilities:

Life time expected credit loss allowance is computed based on historical credit loss experience.

(w)

First-time adoption of IFRS

These Standalone financial statements, for the period ended March 31 2021, are the Company first financial statements prepared in accordance with IFRS.

The accounting policies set out in the notes have been applied in preparing the Standalone Financial statements for the period ended March 31, 2020 and for the years ended March 31, 2019. The Company has followed the same accounting policy choices (both mandatory exceptions and optional exemptions availed as per IFRS 1) as initially adopted on transition date i.e. April 1, 2019.

An explanation of how the transition from Indian GAAP to IFRS has affected the Company Standalone Financial Statements is set out in the following tables and notes.

Exemptions and exceptions availed:

The applicable IFRS1 optional exemptions and mandatory exceptions applied in the transition from previous GAAP to IFRS as at the transition date, i.e. April 1, 2019 are explained below.

(a) Estimates:

An entity’s estimates in accordance with IFRS at the date of transition to IFRS shall be consistent with estimates made for the same date in accordance with previous GAAP (after accounting policies), unless there is an objective evidence that those estimates were in error.

IFRS estimates as at April1, 2019 are consistent with the estimates as at same date made in conformity with previous GAAP. The Company has made estimates for Impairment of financial assets based on expected credit loss model in accordance with IFRS at the date of transition as these were not required under previous GAAP.

(b)	De-recognition of financial assets and liabilities

IFRS 1 requires a first-time adopter to apply the de-recognition provisions of IFRS 9 prospectively for transactions occurring on or after the date of transition to IFRS. However, IFRS 1 allows a first-time adopter to apply the de-recognition requirements in IFRS 9 retrospectively from the date of the entity’s choosing, provided that the information needed to apply IFRS 9 to financial assets and financial liabilities derecognized as a result of past transactions was obtained at the time of initially accounting for those transactions.

The Company has elected to apply the de-recognition provisions of IFRS 9 prospectively from the date of transition to IFRS.

(c)	Classification and measurement of financial assets

IFRS 1 requires an entity to assess classification and measurement of financial assets on the basis of the facts and circumstances that exist at the date of transition to IFRS. Accordingly, the classification and the measurement of financial assets is done based on the facts & circumstances as on the date of transition.

(d)	Business combinations

IFRS 1 provides the option to apply IFRS 3 prospectively from the transition date or from a specific date prior to the transition date. This provides relief from full retrospective application that would require restatement of all business combinations prior to the transition date. The Company elected to apply IFRS 3 prospectively to business combinations occurring after its transition date. Business combinations occurring prior to the transition date have not been restated. The Company has applied same exemption for investment in associates and joint ventures.

(e)	Fair value measurement of financial assets or financial liabilities

First-time adopters may apply IFRS 9 to day one gain or loss provisions prospectively to transactions occurring on or after the date of transition to IFRS. Therefore, unless a first-time adopter elects to apply IFRS 9 retrospectively to day one gain or loss transactions, transactions that occurred prior to the date of transition to IFRS do not need to be retrospectively restated.

Accordingly, The Company has opted for recognizing gain or loss prospectively to transactions occurring on or after the date of transition to IFRS.

(f)	Leases

Appendix C to IFRS 16 requires an entity to assess whether a contract or arrangement contains a lease. In accordance with IFRS 16, this assessment should be carried out at the inception of the contract or arrangement. IFRS 1 provides an option to make this assessment on the basis of facts and circumstances existing at the date of transition to IFRS, except where the effect is expected to be not material. The Company has elected to apply this exemption for such contracts/arrangements.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

		For the year ended March 31, 2021	For the year ended March 31, 2020
		(In USD)	(In USD)
5	Cost of revenue

	Broadcaster/subscription fees	10,972,047.19	12,930,404.66
	STB installation and activation expenses	2,301,863.09	-
	Cabling expenses	453,178.04	-
	Bandwidth expenses	363,280.86	20,297.64
	Lease charges of equipments	94,010.75	-
	Programming expenses	10,915.25	7,625.54
		14,195,295.18	12,958,327.84

5A	Staffing Expenses
		For the year ended March 31, 2021	For the year ended March 31, 2020
	Salaries and incentives	401,730.91	186,061.08
	Contribution to provident funds	41,885.50	2,312.54
	Grauity expenses	19,758.94	7,355.22
	Staff welfare expenses	10,893.17	14,804.90
		474,268.52	210,533.74

5B	Other operating expense
		For the year ended March 31, 2021	For the year ended March 31, 2020
	Electricity charges	48,731.27	18,481.39
	Repair & maintainence expenses	183,505.46	26,216.54
	Business promotion expenses	22,925.13	1,684.60
	Operating lease rentals	24,879.01	2,299.95
	Regulatory expenses	7,140.26	908.09
	Conveyance & traveling expenses	19,060.57	24,275.53
	Commission charges	2,055,189.55	1,426,823.35
	Expected credit loss allowances	12,664.83	6,539.80
	Bad debts written off	-	260.29
	Legal and professional expenses	21,454.63	1,561.44
	Other operating expenses	26,358.43	11,778.74
		2,421,909.14	1,520,829.72

6A	Finance and other income
		For the year ended March 31, 2021	For the year ended March 31, 2020
	Interest on bank deposits and held-to-maturity investments	-	-
	Interest on bank deposits and amortised cost investments	-	-
	Net gain on financial assets designated as FVTPL	-	-
	Interest on others	10,350.55	3,843.87
	Interest on income tax refund	-	-
	Other income	-	-
		10,350.55	3,843.87

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

6	Finance and other cost

	For the year ended March 31, 2021	For the year ended March 31, 2020
Interest on bank overdrafts, loans and other financial liabilities	-	-
Collection charges	76,927.00	-
Foreign exchange losses on borrowings	-	-
Interest on lease liability	3,935.29	1,732.77
Others	12,246.79	4,599.16
	93,109.08	6,331.93

Total borrowing costs	93,109.08	6,331.93
Less: amounts included in the cost of qualifying assets	-	-
	93,109.08	6,331.93

7	Property, plant and equipment (At cost)

							(In USD)

Description	Building	Plant and equipment	Right of use of assets - office premises	Vehicles	Computer equipments	Total	Capital work in progress
Gross carrying value
As at April 1, 2019
Additions	33,347.10	506,430.19	23,783.31	-	8,880.08	572,440.68	67,362.77
Disposals						-
Adjustments
Exchange differences						-
As at March 31, 2020	33,347.10	506,430.19	23,783.31	-	8,880.08	572,440.68	67,362.77
Additions	-	6,643,495.69	32,938.37	21,182.40	766.08	6,698,382.54	670,997.02
Witten off						-	-
Adjustments						-
Exchange differences						-
Acquisition through business combination						-
As at March 31, 2021	33,347.10	7,149,925.88	56,721.68	21,182.40	9,646.16	7,270,823.22	738,359.79
Accumulated depreciation and impairment loss
As at April 1, 2019						-
Charge for the year	339.86	21,322.67	5,785.15	-	853.16	28,300.84
Disposals						-
As at March 31, 2020	339.86	21,322.67	5,785.15	-	853.16	28,300.84	-
Charge for the year	501.65	198,103.97	11,826.23	970.62	2,782.73	214,185.20
Disposals						-
Acquisition through business combination		-	-	-	-	-
Exchange differences						-
Asset classified as held for sale						-
As at March 31, 2021	841.51	219,426.64	17,611.38	970.62	3,635.89	242,486.04	-

Net block as at April 1, 2019	-	-	-	-	-	-	-
Net block as at March 31, 2020	33,007.24	485,107.52	17,998.16	-	8,026.92	544,139.84	67,362.77
Net block as at March 31, 2021	32,505.59	6,930,499.24	39,110.30	20,211.78	6,010.27	7,028,337.18	738,359.79

Notes :

a	Property plant and equipment pledged as security

Refer note 31 for information on property, plant and equipment pledged as security by the Company.

b	Contractual commitments for Property, plant & equipment (Refer note 25 (B) ).

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

8 Intangible assets

				(In USD)
Description	Commercial Rights	Softwares	Total	Intangible asset under development
Gross carrying value
As at April 1, 2019			-	-
Additions		178.04	178.04	-
Disposals	-	-	-	-
As at March 31, 2020	-	178.04	178.04	-
Additions	246,350.33	-	246,350.33	-
Acquisation through business combination	-	-	-
Disposals			-	-
As at March 31, 2021	246,350.33	178.04	246,528.37	-
Accumulated amortisation
As at April 1, 2019			-	-
Charge for the year		5.22	5.22	-
Disposals			-	-
As at March 31, 2020	-	5.22	5.22	-
Charge for the period	-	32.57	32.57	-
Acquisation through business combination	-	-	-
Disposals	-	-	-	-
As at March 31, 2021	-	37.79	37.79	-

Net block as at April 1, 2019	-	-	-	-
Net block as at March 31, 2020	-	172.82	172.82	-
Net block as at March 31, 2021	246,350.33	140.25	246,490.58	-

Note:

The above intangible assets are other than internally generated

(In USD)
		As at	As at	As at
		March 31, 2021	March 31, 2020	April 01, 2019
9	Financial Assets	(In USD)	(In USD)	(In USD)
	Non current investments	-	-	-
	Investment in associates and joint ventures	-	-	-
	Associates	-	-	-
	Joint ventures	-	-	-
		-	-	-

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

		As at	As at	As at
		March 31, 2021	March 31, 2020	April 01, 2019
10	Trade receivables	(In USD)	(In USD)	(In USD)
	Non Current
	Receivable from related parties	-	-
	Acquired in business combination	-	-
	Receivable from others	-	-
		-	-
	Less: allowance for doubtful debts (expected credit loss)	-	-
	Less: allowance for doubtful debts (others)	-	-

	Total (A)	-	-	-
	Current
	Receivable from related parties	1,276,330.45	175,786.60	-
	Acquired in business combination	-	-
	Receivable from others*	1,828,676.10	204,565.21	-
		3,105,006.55	380,351.81	-
	Less: allowance for doubtful debts (expected credit loss)	19,183.43	6,171.99	-
	Less: allowance for doubtful debts (others)	-	-	-
		19,183.43	6,171.99

	Total (B)	3,085,823.12	374,179.82	-

	Total receivables at the end of the year (A) + (B)	3,085,823.12	374,179.82	-

For the movement of expected credit loss refer note 26.

11	Other financial assets
	Non Current	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
	Deposits	-	-	-
	Loans and advances to related parties	-	-	-
	Other loans and advances	518,496.57	292,200.47	-
	Interest receivable	-	-	-
	Other receivables	-	-	-
	Fixed deposits with banL with maturity more than twelve months	-	-	-
	Total (A)	518,496.57	292,200.47	-
	Current
	Deposits	15,144.50	663.80	-
	Fixed deposits with bank with maturity more than three months	-	-
	Loans and advances to related parties	34,520.94	-
	Other loans and advances	-	-
	Interest receivable	-	-
	Advance due from customer for contract worL
	Other receivables - Balances with Government Authoroties
	Total (B)	49,665.44	663.80	-

	Total (A) + (B)	568,162.01	292,864.27	-

*	Refer note 26 and 27 - Financial instruments for disclosure of fair values in respect of financial assets measured at amortised cost and assessment of expected credit losses.

15	Other non-current assets	As at	As at	As at
		March 31, 2021	March 31, 2020	April 01, 2019
	Capital advances	170,553.96	112,612.73
	Balances with statutory authorities
	Prepaid expenses	-	-
	Advances to vendors
		170,553.96	112,612.73	-

16	Inventories
	Raw materials (including pacLing materials)*	-	-	-
	Finished goods	-	-	-
	Traded goods	-	-	-
	WorL-in-progress	-	-	-
	Stores and spares	-	-	-
		-	-	-
12	Cash and cash equivalents
	Maintained locally	788,501.04	619,923.39	13,308.04
	Maintained overseas,unrestricted in use	-	-
	Maintained overseas, restricted in use	-	-
	Cash and banL balances	788,501.04	619,923.39	13,308.04
	Less: Deposits with maturities exceeding three months from the	-	-	-
	Cash and cash equivalents	788,501.04	619,923.39	13,308.04
13	Other current assets
	Prepaid expenses	-	7,418.99	-
	Balances with government authorities	3,18,335.46	13,155.97	-
	Advance to suppliers	197,383.44	50,505.30	1,430.21
	Advance to staff	14,193.32	10,793.23
	TDS Receivables	356,119.52	268,102.72	-
	MAT Credit Receivables	-	-	-
	Income tax refund receivables	-	-
		886,031.74	349,976.21	1,430.21

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

The average credit period on sales of services is 30 days. No interest is charged on outstanding trade receivables.

The Company always measures the loss allowance for trade receivables at an amount equal to lifetime ECL. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. The Company has recognised a loss allowance of 100% against all receivables over 365 days past due because historical experience has indicated that these receivables are generally not recoverable

There has been no change in the estimation techniques or significant assumptions made during the current reporting period.

The Company writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the trade receivables are over two years past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities

The following table details the risk profile of trade receivables based on the Company’s provision matrix. As the Company’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is not further distinguished between the Company’s different customer base.

Trade receivables – days past due
Apr 1, 2019	Not past due	<30	31-90	90 - 180	180 - 365	>365	Total
Expected credit loss rate	-	-	-	-	-	-	-
Estimated total gross carrying amount at default	-	-	-	-	-	-	-
Lifetime ECL	-	-	-	-	-	-	-

	Trade receivables – days past due
March 31, 2020	Not past due &<30	31-90	90 - 180	180 - 365	>365	Total
Expected credit loss rate	0.078%	0.550%	1.800%	100.000%	100.000%
Estimated total gross carrying amount at default	312,480.90	27,017.71	35,715.71	5,137.47	-	380,351.79
Lifetime ECL	257.27	157.47	987.57	5,137.48	-	6,539.78

	Trade receivables – days past due
March 31, 2021	Not past due &<30	31-90	90 - 180	180 - 365	>365	Total
Expected credit loss rate	0.00%	0.00%	0.00%	0.00%	50%
Estimated total gross carrying amount at default	1,662,321.06	667,214.81	290,595.41	474,214.13	10,661.14	3,105,006.55
Lifetime ECL	-	1.01	466.02	8,055.26	10,661.14	19,183.43

The following table shows the movement in lifetime ECL that has been recognised for trade receivables in accordance with the simplified approach set out in IFRS 9.

	Collectively	Individually	Total
Balance as at April 1, 2019	-	-	-
Balance as at March 31, 2020	6,539.78	-	6,539.78
Balance as at March 31, 2021	19,183.43	-	19,183.43

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

(In USD)

14	Share capital	As at March 31, 2021	As at March 31, 2020	As at April 1, 2019
(a)	Authorised	(In USD)	-
	i) 10,000 (PY 10,000) Equity shares of INR 10/- ( PY INR 10/-) each	1,430.21	1,430.21	1,430.21
	Equity share capital
(b)	Issued, subscribed & paid up
	i) 10,000 (PY 10,000) Equity shares of INR 10/- ( PY INR 10/-) each	1,430.21	1,430.21	1,430.21
		1,430.21	1,430.21	1,430.21

(c)	Reconciliation of number of equity shares	As at		As at		As at
		March 31, 2021		March 31, 2020		April 01, 2019
		No of shares	Amount	No of shares	Amount	No of shares	Amount
	Equity shares at the beginning of the year	10,000	1,430.21	10,000	1,430.21	10,000	1,430.21
	Issued during the year	-	-
	Changes during the year	-	-	-	-	-	-
	Equity shares at the end of the year	10,000	1,430.21	10,000	1,430.21	10,000	1,430.21

15	Other equity*	As at March 31, 2021	As at March 31, 2020	As at April 1, 2019
(i)	Retained earnings	1,243,870.00	254,727.18	(193.08)
(iii)	Securities premium reserve	-	-	-
(ii)	Foreign currency translations reserves	101,490.21	18,542.42	-
(iii)	Others	(383.34)	-	-
	Total	1,344,976.87	273,269.60	(193.08)

*	For movement in balances, refer to statement of changes in equity

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

31 Leases

In case of assets taken on lease

1. Operating Leases:

The Company has taken various residential, office and go down premises under operating lease agreements. These are generally cancellable and are renewable by mutual consent on mutually agreed terms. There are no sublease payments expected to be received under non-cancellable subleases at the balance sheet date and no restriction is imposed by lease arrangements.

		(In USD)
Particulars	As at March 31, 2021	As at March 31, 2020
Lease payments for the year recognised in the Statement of Profit and Loss	24,879.01	2,299.95

Obligations under finance leases

2. At the end of the reporting period, he Company had outstanding commitments for future minimum lease payments under finance leases, which fall due as follows:

		(In USD)
Particulars	As at March 31, 2021	As at March 31, 2020
Within one year	17,349.70	8547.93
Between 2 to 5 years	32639.34	12123.46
After 5 years	-	-

3. Reconciliation of lease liabilities as on 01 April 2019

Total operating lease commitments disclosed at March 31, 2019	-
Reasonably certain extension options	-
Finance lease obligations	-
Discounted using incremental borrowing rate	-
Total lease liabilities recognised under Ind AS 116 as on 01 April 2019	-

3. Total Cash outflow and depreciation on ROU

	As at March 31, 2021	As at March 31, 2020
Total cash outflow for leases for the year ended	13,967.33	6,330.12
Depreciation charge	11,826.23	5,785.15

For Rights of Use of Office premises movements refer note 7

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

16 Borrowings									(In USD)
	As at			As at			As at
	March 31, 2021			March 31, 2020			April 01, 2019
	(In USD)			(In USD)			(In USD)
Particulars	Current	Non current	Total	Current	Non current	Total	Current	Non current	Total
Secured
Total secured borrowings	-	-	-	-	-	-	-	-	-
Unsecured
Loan from Directors	61,472.48		61,472.48	-	-	-	-	-	-
	61,472.48	-	61,472.48	-	-	-	-	-	-
							-
Total borrowings	61,472.48	-	61,472.48	-	-	-	-	-	-

Terms and repayment schedule

Loan from directors is interest free and is repayable on demand.

19 Employee benefits obligations

The Company provides for gratuity for employees in India as per the Payment of Gratuity Act, 1972. Employees who are in continuous service for a period of 5 years are eligible for gratuity. The amount of gratuity payable on retirement/termination is the employees last drawn basic salary per month computed proportionately for 15 days salary multiplied for the number of years of service. For the funded plan the group makes contributions to recognised funds in India. The group does not fully fund the liability and maintains a target level of funding to be maintained over a period of time based on estimations of expected gratuity payments.

The weighted average duration of the defined benefit obligation as at March 31, 2022 is 14 years (March 31, 2021: 15 years; March 31, 2020: 16 years)

The amounts recognised in the Statement of Financial Position and the movements in the net defined benefit obligation over the year are

(a) The liabilities recognised in the standaloe statement of financial position are:

	As at	As at	As at
	March 31, 2021	March 31, 2020	April 01, 2019
	(In USD)	(In USD)	(In USD)
Funded Plans
Net value of defined benefit obligations
Current	55.11	13.12	-
Non current	27,496.67	6,928.44	-

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

(b) The movement in defined benefit obligations for funded and unfunded plans is as follows:

Particulars	Defined benefit	Fair value of plant	Net defined
As at April 1, 2019	-
Included in profit and loss	-	-	-
Service cost	7,355.22	-	7,355.22
Past service credit	-	-	-
Interest cost (income)	-	-	-
Included in OCI
Actuarial gain/(loss)	-
Remeasurements	-	-	-
Benefits paid	-	-	-
Gain and loss on settlement	-	-	-
Exchange difference	(413.66)	-	(413.66)
Employer’s contribution	-	-	-
Benefits payment	-	-	-
As at March 31, 2020	6,941.56	-	6,941.56

Particulars	Defined benefit	Fair value of plant	Net defined
As at April 1, 2020	6,941.56	-	6,941.56
Included in profit and loss
Service cost	19,280.64	-	19,280.64
Past service credit
Interest cost	478.30	-
	26,700.50	-	26,222.20
Included in OCI
Actuarial gain/(loss)	383.34		383.34
Remeasurements
Benefits paid
Gain and loss on settlement
Exchange difference	467.94		467.94
Employer’s contribution
Benefits payment
As at March 31, 2021	27,551.78	-	27,073.48

	Defined benefit	Fair value of plant	Net defined
Particluars	obligation	assets	benefit (asset)/
As at April 1, 2021	27,551.78	-	27,551.78
Included in profit and loss
Service cost	23,542.88		23,542.88
Past service credit
Interest cost (income)	1,841.98		1,841.98
	52,936.64	-	52,936.64
Included in OCI
Actuarial gain/(loss)	(6,809.68)		(6,809.68)
Remeasurements
Benefits paid
Gain and loss on settlement
Exchange difference	-1350.36		-1350.36
Employer’s contribution
Benefits payment
As at March 31,2022	44,776.60	-	44,776.60

(c ) Plan assets for funded plan are comprised as follows:

Plan assets comprise the following.

(In USD)
	As at	As at	As at
Particulars	March 31, 2021	March 31, 2020	April 01, 2019
Debt instruments - unquoted
Cash and cash equivalents	-	-	-
Investment property	-	-	-
Fixed assets	-	-	-
Other assets	-	-	-
	-		-

(d) Actuarial assumptions

(i)	The following were the principal actuarial assumptions at the reporting date (expressed asweighted averages).

	As at	As at	As at
Particulars	March 31, 2021	March 31, 2020	April 01, 2019
Discount rate	6.80%	6.79%	-
Attrition rate	5.00%	5.00%	-
Future salary growth rate	10.00%	10.00%	-

(ii)	Assumptions regarding future longevity have been based on published statistics and mortality tables. The current longevities underlying the values of the defined benefit obligation at the reporting date were as follows.

	As at	As at	As at
Particulars	March 31, 2021	March 31, 2020	April 01, 2019
Longetivity at age of 65 for current members aged above 45
Males	0.258% - 2.406%	0.258% -2.406%	-
Females	0.258% - 2.406%	0.258% - 0.406%	-
Longetivity at age of 65 for current members aged above 45 or below
Males	0.092% - 0.168%	0.092% - 0.168%	-
Females	0.092% - 0.168%	0.092% - 0.168%	-

(e) Sensitivity Analysis

Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation by the amounts shown below.

			(In USD)
	As at	As at	As at
Particulars	March 31, 2021	March 31, 2020	April 01, 2019
Discount rate (1% movement)	(8,271.42)	(2,311.34)	-
Attrition rate (1% movement)	(8,505.71)	(2,591.79)	-
Future salary growth rate (1% movement)	8,013.46	2,239.15	-

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

		As at March 31, 2021	As at March 31, 2020	As at April 1, 2019
		(In USD)	(In USD)	(In USD)
17	Other non-current financial liabilities	23,954.43	9,056.92
	Lease liabilities	23,954.43	9,056.92

20	Provisions
	Provision for warranties
	Provision site restoration

	Non current	-	-	-
	Current	-	-	-

21	Trade Payables
	Trade payables due to related parties	442,714.64	320,897.35	-
	Employee related payables	36,575.74	25,299.05	-
	Others	8,307,174.40	1,452,432.71	85.82
		8,786,464.78	1,798,629.11	85.82

22	Other financial liabilities (Current)
	Current maturities of long-term borrowings	-	-	-
	Interest accrued but not due on borrowings	-	-	-
	Interest accrued and due on borrowings	-	-	-
	Lease liabilities	17,579.49	8,443.42	-
	Unpaid Bonus	-	-	-
	Interest on tax payable	-	-
		17,579.49	8,443.42	-

23	Other current liabilities
	Advances from customers	42,397.85	57,174.94	13,415.30
	Income received in advance	-	-	-
	Cheques Payable	1,420,114.51	-	-
	Statutory liabilities	43,846.23	82,952.07	-
	Others - capital creditors	1,283,603.36	31,653.67	-

		2,789,961.95	171,780.68	13,415.30

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

24	Earning per share	As at March 31, 2021	As at March 31, 2020	As at April 1, 2019
		(In USD)	(In USD)	(In USD)
	Profit/(Loss) attributable to shareholders	989,143	254,920.26	-
	Weighted average number of equity shares	10,000.00	10,000.00	10,000.00
	Nominal value per equity share in USD	0.15	0.15	0.15
	Profit/(Loss) per equity share
	Basic	98.91	25.49	-
	Diluted	98.91	25.49	-

25 Contingencies and commitments

(A) Details of contingnecies

(B) Capital and other commitments

(a)	Estimated amount of contracts remaining to be executed on capital account, net of advances and not provided in the books are as follows:

Particulars	As at	As at	As at
	March 31, 2021	March 31, 2020	April 01, 2019
	(In USD)	(In USD)	(In USD)
Property, plant and equipment	478,166.14	-	-

b)	Other commitments:

26 Financial risk management

Risk management framework

The Companys activities expose it to market risk, liquidity risk and credit risk. The management has the overall responsibility for the establishment and oversight of the Companys risk management framework. This note explains the sources of risk which the Company is exposed to and how the Company manages the risk and the related impact in the financial statements.

A. Credit risk

Credit risk is the risk that a counterparty fails to discharge its obligation to the Company. the Companys exposure to credit risk is influenced mainly by cash and cash equivalents, trade receivables and financial assets measured at amortised cost. the Company continuously monitors defaults of customers and other counterparties and incorporates this information into its credit risk controls.

A.1 Credit risk management

the Company assesses and manages credit risk based on internal credit rating system. Internal credit rating is performed for each class of financial instruments with different characteristics. the Company assigns the following credit ratings to each class of financial assets based on the assumptions, inputs and factors specific to the class of financial assets.

A: Low credit risk on financial reporting date

B: Moderate credit risk

C: High credit risk the Company provides for expected credit loss based on the following:

Asset Company’s	Basis of categorisation	Provision for expected credit loss
Low credit risk	Cash and cash equivalents, trade receivables and other financial assets	12 month expected credit loss

Moderate credit risk	Trade receivables and other financial	Life time expected credit loss or 12 month expected credit loss
High credit risk	Trade receivables and other financial	Life time expected credit loss or fully provided for

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

In respect of trade receivables, the Company recognises a provision for lifetime expected credit losses

Based on business environment in which the Company operates, a default on a financial asset is considered when the counter party fails to make payments within the agreed time period as per contract. Loss rates reflecting defaults are based on actual credit loss experience and considering differences between current and historical economic conditions.

Assets are written off when there is no reasonable expectation of recovery, such as a debtor declaring bankruptcy or a litigation decided against the Company. the Company continues to engage with parties whose balances are written off and attempts to enforce repayment. Recoveries made are recognised in statement of profit and loss.

Credit rating	Particulars	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019

A: Low credit risk	Cash and cash equivalents	788,501.04	619,923.39	13,308.04
	Other financial assets	49,665.44	663.80	-
B: Medium credit risk	Trade receivables	3,085,823.12	374,179.82	-
C: High credit risk	Trade receivables	-	-	-

Cash & cash equivalents and bank deposits

Credit risk related to cash and cash equivalents and bank deposits is managed by only accepting highly rated banks and diversifying bank deposits and accounts in different banks across the country.

Trade receivables

Credit risk related to trade receivables are mitigated by taking bank guarantees/letter of credit, from customers where credit risk is high. the Company closely monitors the credit-worthiness of the debtors through internal systems that are configured to define credit limits of customers, thereby, limiting the credit risk to pre-calculated amounts. the Company assesses increase in credit risk on an ongoing basis for amounts receivable that become past due and default is considered to have occurred when amounts receivable become one year past due.

Other financial assets measured at amortised cost

Other financial assets measured at amortized cost includes loans and advances to related parties and employees, security deposits and others. Credit risk related to these other financial assets is managed by monitoring the recoverability of such amounts continuously.

A.2 Expected credit losses for financial assets other than trade receivables the Company provides for expected credit losses on loans and advances other than trade receivables by assessing individual financial instruments for expectation of any credit losses. Since the Company deals with only high-rated banks and financial institutions, credit risk in respect of cash and cash equivalents, other bank balances and bank deposits is evaluated as very low. In respect of loans, comprising of security deposits, credit risk is considered low because the Company is in possession of the underlying asset. However, in respect of loans comprising loans to related parties, credit risk is evaluated on the basis of credit worthiness of those parties and loss allowance is measured as lifetime expected credit losses. In respect of other financial assets, credit risk is evaluated based on Company’s knowledge of the credit worthiness of those parties and loss allowance is measured as lifetime expected credit losses. the Company does not have any expected loss based impairment recognised on such assets considering their low credit risk nature, though incurred loss provisions are disclosed under each sub-category of such financial assets.

As at March 31, 2021

Particulars	Estimated gross	Expected probability of	Expected credit	Carrying amount
Cash and cash equivalents	788,501.04	0.00%	-	788,501.04
Other financial asset	49,665.44	0.00%	-	49,665.44

As at March 31, 2020

Particulars	Estimated gross	Expected probability of	Expected credit	Carrying amount
Cash and cash equivalents	619,923.39	0.00%	-	619,923.39
Other financial asset	663.80	0.00%	-	663.80

As at April 01, 2019

Particulars	Estimated gross	Expected probability of	Expected credit	Carrying amount
Cash and cash equivalents	13,308.04	0.00%	-	13,308.04
Other financial asset	-	0.00%	-	-

Reconciliation of loss allowance
Loss allowance on April 1, 2019	-
Impairment loss recognised/(reversed) during the year	-
Amounts written off	-
Loss allowance on March 31, 2020	-
Impairment loss recognised/(reversed) during the year	-
Amounts written off	-
Loss allowance on March 31, 2021	-
-

A.3 Expected credit loss for trade receivables under simplified approach the Company recognizes lifetime expected credit losses on trade receivables using a simplified approach, wherein the Company has defined percentage of provision by analysing historical trend of default relevant to each category of customer based on the criteria defined above and such provision percentage determined have been considered to recognise life time expected credit losses on trade receivables (other than those where default criteria are met).

As at March 31, 2021

March 31, 2021	Not past due &<30	31-90	90 - 180	180 - 365	>365	Total
Expected credit loss rate	0%	0%	0%	0%	50%

Estimated total gross carrying amount at default	1,662,321.06	667,214.81	290,595.41	474,214.13	10,661.14325	3,105,006.55

Lifetime ECL	-	1.01	466.02	8,055.26	10,661.14325	19,183.43

As at March 31, 2020

March 31, 2020	Not past due &<30	31-90	90 - 180	180 - 365	>365	Total
Expected credit loss rate	0%	1%	2%	100%	100%

Estimated total gross carrying amount at default	312,480.90	27,017.71	35,715.71	5,137.47	0	380,351.79

Lifetime ECL	257.27	157.47	987.57	5,137.48	0	6,539.78

As at April 01, 2019

April 1, 2019	Not past due &<30	31-90	90 - 180	180 - 365	>365	Total
Expected credit loss rate
Estimated total gross carrying amount at default	-	-	-	-	-	-

Lifetime ECL	-	-	-	-	-	-

Movement of allowance for trade receivables

Particulars	In USD
As at April 01, 2019
Loss recognised/(reversed) during the year	6,539.78
Amounts written off
As at March 31, 2020	6,539.78
Loss recognised/(reversed) during the year	12,643.65
Amounts written off
As at March 31, 2021	19,183.43

B. Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. the Companys approach to managing liquidity is to ensure as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due. the Company manages its liquidity needs by carefully monitoring scheduled debt servicing payments for long-term financial liabilities as well as cash-outflows due in day-to-day business. Long-term liquidity needs for a 180-day and a 360-day lookout period are identified monthly.

Management monitors rolling forecasts of the liquidity position and cash and cash equivalents on the basis of expected cash flows. the Company takes into account the liquidity of the market in which the entity operates.

B.1 Contractual Maturities of financial liabilities

The tables below analyse the Company’s financial liabilities based on their contractual maturities. The amounts disclosed in the table are the contractual undiscounted cash flows.

As at	Less than 1 year	1 - 2 years	2 - 3 years	More than 3 years	Total
(i) Borrowings	61,472.48	-	-	-	61,472.48
(ii) Trade payables	8,786,464.78	-	-	-	8,786,464.78
(iii) Security deposits payable	-	-	-	-	-
(iii) Other financial liabilities	17,579.49	23,954.43	-	-	41,533.92
Total	8,865,516.75	23,954.43	-	-	8,889,471.18

As at	Less than 1 year	1 - 2 years	2 - 3 years	More than 3 years	Total
(i) Borrowings	-	-	-	-	-
(ii) Trade payables	1,798,629.11	-	-	-	1,798,629.11
(iii) Other financial liabilities	180,224.10	-	-	-	180,224.10
Total	1,978,853.21	-	-	-	1,978,853.21

April 1, 2019	Less than 1 year	1 - 2 years	2 - 3 years	More than 3 years	Total
(i) Borrowings	-	-	-	-	-
(ii) Trade payables	85.82	-	-	-	85.82
(iii) Other financial liabilities	13,415.30	-	-	-	13,415.30
Total	13,501.12	-	-	-	13,501.12

C. Market risk

(I) Interest Rate risk

the Company’s policy is to minimise interest rate cash flow risk exposures on long-term financing. At March 31, 2020, the Company is exposed to changes in market interest rates through bank borrowings at variable interest rates. Other borrowings are at fixed interest rates. As such Company’s does not has any borrowings from outsiders except overdraft facility which is short term in the nature and repayble on demand, the interest rates on borrowings is around 9.5% to 8.5%. The other borrowings are from Directors who are promoters and shareholders also, the borrowings from them is short term in the nature interest free and repayable on demand.

Company’s exposure to interest rate risk on borrowings is as follows

Particulars	As at	As at	As at
	March 31, 2021	March 31, 2020	April 01, 2019

Variable rate	-	-	-
Fixed rate	-	-	-
Total	-	-	-

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

27 Fair value measurements

A Financial assets and liabilities

The carrying amounts and fair values of financial instruments by class are as follows:

			(In USD)
As at March 31, 2021	Fair value through	Fair value through	Amortised cost
Financial Assets
(i) Investments	-
(ii) Trade receivables	3,085,823.12
(iii) Others financial assets	935,697.18
Total	4,021,520.30	-	-

Financial Liabilities
(i) Borrowings			61,472.48
(ii) Trade payables	8,786,464.78
(iii) Other financial liabilities	6,388.69
Total	8,792,853.47	-	61,472.48

			(In USD)
As at March 31, 2020	Fair value through	Fair value through	Amortised cost
Financial Assets
(i) Investments
(ii) Trade receivables	374,179.82
(iii) Others financial assets	350,640.01
Total	724,819.83	-	-

Financial Liabilities
(i) Borrowings			-
(ii) Trade payables	1,798,629.11
(iii) Other financial liabilities	8,443.42
Total	1,807,072.53		-

			(In USD)
As at April 1, 2019	Fair value through	Fair value through	Amortised cost
Financial Assets
(i) Investments
(ii) Trade receivables
(iii) Others financial assets	-
Total	-	-	-

Financial Liabilities
(i) Borrowings
(ii) Trade payables	85.82
(iii) Other financial liabilities
Total	85.82	-	-

Trade receivables comprise amounts receivable from the sale of goods and services.

The management consider that the carrying amount of trade and other receivables approximates their fair value.

Bank balances and cash comprise cash and short-term deposits held by the Company. The carrying amount of these assets approximates their fair value.

Trade and other payables principally comprise amounts outstanding for trade purchases and on-going costs. The management consider that the carrying amount of trade payables approximates to their fair value.

B Fair values hierarchy

Financial assets and financial liabilities measured at fair value in the balance sheet are categorised into three levels of fair value hierarchy. The three levels are defined based on the observability of significant inputs to the measurement, as follows:

The different levels of fair value have been defined below:

Level 1: Quoted prices for identical instruments in an active market;

Level 2: Directly (i.e. as prices) or indirectly (i.e. derived from prices) observable market inputs, other than Level 1 inputs; and

Level 3: Inputs which are not based on observable market data (unobservable inputs). Fair values are determined in whole or in part using a net asset value or valuation model based on assumptions that are neither supported by prices from observable current market transactions in the same instrument nor are they based on available market data.

B.1 Financial assets and liabilities measured at fair value - recurring fair value measurements

(In USD)
As at March 31, 2021	Note	Level 1	Level 2	Level 3
Investments		-	-	-

As at March 31, 2020	Note	Level 1	Level 2	Level 3
Investments		-	-	-

As at April 01, 2019	Note	Level 1	Level 2	Level 3
Investments		-	-	-

Valuation process and technique used to determine fair value

In order to arrive at the fair value of unquoted investments, the Company obtains independent valuations. The techniques used by the valuer are as follows:

a)	Asset approach - Net assets value method
b)	Income approach - Discounted cash flows (“DCF”) method
c)	Market approach - Enterprise value/Sales multiple method

B.2 Fair value of instruments measured at amortised cost

				(In USD)
	As at March 31, 2021		As at March 31, 2020
	Carrying value	Fair Value	Carrying value	Fair Value

Borrowings	61,472.48	61,472.48	-	-
Liability portion of compound instruments

(In USD)
	As at March 31, 2020		As at Apri1, 2019
	Carrying value	Fair Value	Carrying value	Fair Value

Borrowings	-	-	-	-
Liability portion of compound instruments

The management assessed that fair value of cash and cash equivalents, trade receivables, security deposits, loan to related parties, other financial assets, short term borrowings, trade payables and other current financial liabilities approximate their carrying amounts largely due to the short-term maturities of these instruments. The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The following methods and assumptions were used to estimate the fair values:

(i) Long-term fixed-rate receivables are evaluated by the Company based on parameters such as interest rates, individual creditworthiness of the customer and other market risk factors. Based on this evaluation, allowances are taken into account for the expected credit losses of these receivables.

(ii) The fair values of the Company’s fixed interest-bearing borrowings are determined by applying discounted cash flows (‘DCF’) method, using discount rate that reflects the issuer’s borrowing rate as at the end of the reporting period.

(iii) All the other long term borrowing facilities availed by the Company are variable rate facilities which are subject to changes in underlying Interest rate indices. Further, the credit spread on these facilities are subject to change with changes in Company’s creditworthiness. The management believes that the current rate of interest on these loans are in close approximation from market rates applicable to the Company. Therefore, the management estimates that the fair value of these borrowings are approximate to their respective carrying values.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

28 (II) Foreign currency risk

The Company is exposed to foreign exchange risk arising from foreign currency transactions, primarily with respect to the INR. Foreign exchange risk arises from recognised assets and liabilities denominated in a currency that is not the functional currency of the Company. The Company does not use any derivative instruments to manage its exposure. Also, the Company does not use forward contracts and swaps for speculative purposes.

29 Capital management policies

The Company’s capital management objectives are to ensure the Company’s ability to continue as a going concern as well as to provide a an adequate return to shareholders by pricing products and services commensurately with

The Company monitors capital on the basis of the carrying amount of equity plus its subordinated loan, less cash and cash equivalents as presented on the face of the statement of financial position recognised in other

The Company manages its capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders or issue new shares. The amounts managed as capital by the Company are summarised as follows:

			(In USD)
Particulars	As at March 31, 2021	As at March 31, 2020	As at April 1, 2019
Non Current Borrowings	-	-	-
Current Borrowings	61,472.48	-	-
Cash and cash equivalents	788,501.04	619,923.39	13,308.04
Net debt	727,028.56	619,923.39	13,308.04
Total equity	1,346,407.08	274,699.81	1,237.13
Net debt to equity ratio	54.00%	225.67%	1075.72%

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

30 Related party disclosures

A. Names of related parties and related party relationships

i) Parties where control exists - None

B Key Management Personnel (KMP):

PalleSrinivas	Director
PalleSunitha	Director
SumanMadhavrapu	Director

C Enterprise over which KMP has significant influences

ACHALAA COMMUNICATION	Partner in the firm
AYYAPPA DIGITAL	Partner in the firm
Bhuvanagiri Digital Communications	Partner in the firm
GODAVARIKHANI DIGITAL	Partner in the firm
HUSNABAD DIGITAL	Partner in the firm
JAMMIKUNTA DIGITAL	Partner in the firm
MARRIGUDA DIGITAL	Partner in the firm
SANGAREDDY DIGITAL	Partner in the firm
SIRCILLA DIGITAL	Partner in the firm
SRI SAI COMMUNICATIONS	Partner in the firm
SRI SAI DIGITAL	Partner in the firm
SSC KAMAREDDY	Partner in the firm
THANDUR DIGITAL	Partner in the firm
TS COMMUNICATIONS	Partner in the firm
VEMULAWADA DIGITAL	Partner in the firm
Gayathri Digital Communications	Partner in the firm
Sri Sai Communication & Internet Pvt	Partner in the firm
SSC FIBER HOME NETWORKS	Partner in the firm
Achala Media Television Pvt Ltd	Director
Sri Sai Cable and Digital Networks	Partner in the firm
Kings Broadband Pvt Ltd	Director
Inygo Digital Networks Private	Director

B. Transactions with Subsidiaries and Key Management Personnel:

		KMP		Significant influence Entity -KMP
S. No.	Particulars	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
I	Transactions made during the year
1	Subscription income			(9,920,661.45)
2	Sale of materials			(262,893.24)
3	Stb installation charges			(947,158.62)
4	Placement fees			(8,089.19)
5	Interest on loan given			(394.31)
6	Commisiio expenses			1,566,593.23
7	Bawith charges
8	Purchase of materails
9	Rent paid/ provided
10	Business Support Service
11	Sale/ Outward Supply of Goods or Services or Capital Goods
12	Interest expenses on loans
13	Issue of Shares
12	Loan given			34,520.94
13	Loan repaid back
II	Year end balances
1	Trade receivable			1,276,330.45	175,786.60
2	Trade payable			442,714.64	320,897.35
3	Outstanding loan receivable			34,520.94
4	Interest accrued receivable
5	Interest accrued payable
6	Provision for doubtful loans
7	Outstanding receivable
8	Outstanding loan and advances, net
9	Provision for doubtful receivable
10	Outstanding payable

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2021

31 Assets pledged as security for borrowings are as under:

(In USD)
		As at	As at	As at
	Note	March 31, 2021	March 31, 2020	April 01, 2019

Non Current
Property, plant & equipment		21,182.40	-	-
Intangible assets		-	-	-
Total non-current assets pledged as security		21,182.40	-	-

Current
Financial Assets		-	-	-
Trade receivables		-	-	-
Others financial assets		-	-	-
Non Financial Assets		-	-	-
Inventory		-	-	-
Other Current Assets		-	-	-
Total current assets pledged as security		-	-	-
Total assets pledged as security		21,182.40	-	-

Vehicles are hypothicated against loans from the financial institutions till the period of repayments of loans

32	Segment information

Decision Maker, in deciding how to allocate resources and assessing performance. Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. Based on the management approach as defined in IFRS 8, the Chief Operating Decision Maker evaluates the Group’s performance based on only one segment i.e. Cable Services.

33	Impact of Transition to IFRS

There ae no material Differences or impact due to transition from Indian GAAP to IFRS as on date of the transitions hence no restated summaries of equity and profit & loss is given.

34	Previous GAAP figures have been reclassified/regrouped to confirm the presentation requirements under IFRS.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Statement of standalone profit or loss and other comprehensive income for the year ended March 31, 2022

		For the year ended	For the year ended
	Note No.	March 31, 2022	March 31, 2021
		(In USD)	(In USD)
Continuing Operations
Income
Revenue from contract with customers	3	21,806,002.54	18,736,973.09
Other operating income	4	28,721.91	382.68
		21,834,724.45	18,737,355.77
Other income
Other income	4A	-	-

Total income		21,834,724.45	18,737,355.77

Expenses
Cost of revenue	5	16,514,450.75	14,195,295.18
Amortisation of intangible assets	8	12,665.27	32.57
Depreciation	7	580,345.66	214,185.20
Staffing expenses		578,537.54	474,268.52
Other operating expenses	5	2,966,785.06	2,421,909.14

		20,652,784.28	17,305,690.61
Share of results of associates		-	-
Share of results of joint ventures		-	-
Finance income	6A	2,352.03	10,350.55
Finance cost	6	140,385.08	93,109.08
Profit/(Loss) for the year from continuing operations		1,043,907.12	1,348,906.63

Discontinued operations
Profit/(Loss) for the year from discontiuned opearations		-	-
Profit/(Loss) for the year before taxation		1,043,907.12	1,348,906.63
Taxation
Current tax	23A	149,689.72	269,832.33
Deferred Tax	23A	196,474.68	89,931.48
		346,164.40	359,763.81
Profit/(Loss) for the year after taxation		697,742.72	989,142.82

Attributable to :
Owner of the Company		697,742.72	989,142.82
Non - controlling interests		-	-

Other comprehensive income
1) Items that will not be reclassified to profit or loss		8,524.36	286.84
Reclassification of defined benefit obligation		6,809.68	383.34
Income tax relating to items that will not be reclassified subsequently to profit or loss		(1,714.68)	96.50
2) Items that may reclassified to profit or loss		20,009.78	82,947.79
Foreign currency transalation reserves		20,009.78	82,947.79
		-	-
Total other comprehensive income		28,534.14	82,660.95

Share of other comprehensive income of joint ventures		-	-

Total comprehensive income for the year		726,276.86	1,071,803.77

Attributable to :
Owner of the Company		726,276.86	1,071,803.77
Non - controlling interests		-	-
		726,276.86	1,071,803.77
Earning per equity share of face value of USD 0.15/- each	24
- Basic earnings per equity share (in USD.)		45.61	98.91
- Diluted earnings per equity share (in USD.)		45.61	98.91
Statement of significant accounting policies	2
The accompanying 1 to 33 notes are an integral part of the financial statements
This is the Statement of Profit and Loss referred to in our report of even date

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Statement of Changes in Equity for the year ended March 31, 2022

		As at	As at
	Note No.	March 31, 2022	March 31, 2021
		(In USD)	(In USD)
ASSETS
Current assets
a) Inventories	16	-	-
b) Financial assets
(i) Other receivables	9	-	-
(ii) Trade receivables	10	2,260,501.75	3,085,823.12
(iii) Cash and cash equivalents	12	432,138.21	788,501.04
(iv) Others financial assets	11	47,454.90	49,665.44
c) Other current assets	13	1,236,260.09	886,031.74
Total current assets		3,976,354.95	4,810,021.34
Non-current assets
a) Property, plant and equipment, net	7	7,428,380.92	7,028,337.18
b) Capital work-in-process	7	837,495.64	738,359.79
c) Intangible assets	8	339,494.63	246,490.58
d) Intangible assets under development	8	-	-
e) Investments in associates and joint ventures	9	-	-
f) Financial assets
(i) Other investments	9	-	-
(ii) Trade receivables	10	-	-
(ii) Other non current financial assets	11	450,638.12	518,496.57
g) Other non-current assets	15	105,066.70	170,553.96
g) Deferred tax assets		-	-
Total non-current assets		9.161,076.01	8.702,238.08
Asset asset held for sale		-	-
Total assets
		13.137,430.96	13.512,259.42
EQUITY AND LIABILITIES
Current liabilities
a) Financial liabilities
(i) Borrowings	16	6,542.37	61,472.48
(ii) Trade payables	21	6.747,565.37	8.786,464.78
(iii) Other financial liabilities	22	6,388.69	17,579.49
(iii) Security deposits payable		-	-
b) Employee benefits obligation	19	119.53	55.11
c) Other current liabilities	23	2.068,312.67	2789,961.95
d) Provisions	20	-	-
e) Current tax liability	23A	121,319.41	350,830.68
Total current liabilities		8.950,248.04	12.006,364.49
Non-current liabilities
a) Financial liabilities
(i) Borrowings	16	5,244.27	-
(iii) Other financial liabilities	17	20,449.46	23,954.43
b) Employee benefits obligations	19	44,657.07	27,496.67
c) Provisions	20	-	-
d)Deferred tax liability		295,177.14	108,036.75
Total non-current liabilities		365,527.94	159,487.85
Total liabilities		9,315,775.98	12,165,852.34

Commitments and contingenccies	25	1,527,600.37	478,166.14

Equity
a) Equity share capital	14	2,836.25	1,430.21
b) Other equity	15	3,818,818.73	1,344,976.87
Equity attributable to owners of the Company		3,821,654.98	1,346,407.08
Non Controlling interests		-	-
Total equity		3,821,654.98	1,346,407.08
Liabilities directly associated with the assets held for sale		-	-
Total equity and liabilities
		13,137,430.96	13,512,259.42

		-	-
Statement of significant accounting policies	2
The accompanying 1 to 33 notes are an integral part of the financial statements
This is the Balance sheet referred to in our report of even date

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Statement of Changes in Equity for the year ended March 31, 2022

A. Equity share capital

(In USD)
Closing balance as at March 31, 2020	1,430.21
Change during the year	-
Closing balance as at March 31, 2021	1,430.21
Change during the year	1,406.04
Closing balance as at March 31, 2022	2,836.25

B. Other equity

			Reserves & Surplus		Other comprehensive income		(In USD)
	Equity	No of Shares	Retained Earnings	Securities Premium Reserve	Foreign Currency transation Reserves of Subsidaries Companies	Employee benefits, Acturial Gains/(Loss)	Total
Closing balance as at 31 March, 2020	1,430.21	10,000.00	254,727.18		18,542.42	-	274,699.81
Issue of shares	-						-
Profit/(Loss) for the period			989,142.82		-		989,142.82
Movement during the period							-
Acquired in the business combination			-		-	-	-
Other comprehensive income for the year					82,947.79	(383.34)	82,564.45
Total comprehensive income for the period	-	-	989,142.82		82,947.79	(383.34)	1,071,707.27
Movement during the period
Closing balance as at March 31, 2021	1,430.21	10,000.00	1,243,870.00		101,490.21	(383.34)	1,346,407.08
Issue of shares	1,406.04	10,450.00		1,747,565.00			1,748,971.04
Profit/(Loss) for the year			697,742.72		-	-	97,742.72
Movement during the year							-
Acquired in the business combination			-	-	-	-	-
Other comprehensive income for the year			-		20,009.78	8,524.36	28,534.14
Total comprehensive income for the year	1,406.04	10,450.00	697,742.72	1,747,565.00	20,009.78	8,524.36	2,475,247.90
Movement during the period
Closing balance as at March 31, 2022	2,836.25	20,450.00	1,941,612.72	1,747,565.00	121,499.99	8,141.02	3,821,654.98

Statement of significant accounting policies

The accompanying 1 to 33 notes are an integral part of the financial statements

This is the Statement of changes in equity referred to in our report of even date

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Cash flow statement for the year ended March 31, 2022

	Year ended	Year ended
	March 31, 2022	March 31, 2021
	(In USD)	(In USD)
A.Cash Flow from operating activities
Profit after tax	697,742.72	989,142.82
Adjustment for
Deferred tax	301,148.50	106,719.75
Income tax	149,689.72	356,328.77
Depreciation and Amortisation expenses	593,010.93	214,217.74
Finance cost	140,385.08	93,109.08
Sundry balance written back	(27,301.01)	-
Remeasurements of the net defined benefit plans	25,384.87	19,758.94
Bad debts	-	-
Expected credit loss allowances	175,530.13	12,664.83
Finance income - interest other	(2,352.03)	(10,350.55)
Operating profit before working capital changes Movement in working capital	2,053,238.91	1,781,591.38
Inventories	-	-
Trade receivables	554,271.42	(2,678,159.78)
Other receivables	-	-
Other financial assets	99,412.93	(463,846.02)
Other assets	(166,926.11)	(293,279.76)
Trade payable	(2,552,713.06)	9,514,512.25
Other financial liabilities	(40,657.63)	(43,361.15)
Other liabilities	45,682.41	-

Cash flow from operating activities post working capital changes	(7,691.13)	7,817,456.92
Income tax (paid)/refund (net)	(581,671.59)	(79,197.98)
Net cash flow from operating activities (A)	(589,362.72)	7,738,258.94

B. Cash flow from investing activities
Purchase of property, plant and equipment & intangible assets (including capital advances)	(1,336,806.25)	(7,552,874.36)
Interest received	2,352.03	10,350.55
Held for sale
Investments in bank deposits having original maturity of more than three months	-	-
Other bank balances
Net cash flow used in investing activities (B)	(1,334,454.22)	(1,334,454.22)

C. Cash flow from financing activities	18,699.80	60,668.92
Proceeds from short term borrowings
Repayment of long term borrowings		-
Repayment of short term borrowings - Directors Loans	(60,480.60)
Proceeds from issue of equity shares	1,747,049.98
Interest	(136,571.90)	(89,173.78)
Loan given		-
Loan repaid ack
Net cash flow used in financing activities (C)	1,568,697.28	(28,504.86)

Increase in net cash and cash equivalents (A+B+C)	(355,119.66)	167,230.27
Cash and cash equivalents at the beginning of the year	788,501.04	619,923.39
Exchange difference on translation of foreign currency and cash equivalents	(1,243.17)	1,347.38
Acquired in Business Combination	-	-
Cash and cash equivalents at the end of the year (refer note 12)	432,138.21	788,501.04

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

3	Revenue from contract with customers

Disaggregated revenue information

	For the year ended	For the year ended
	March 31, 2022	March 31, 2021
	(In USD)	(In USD)
Types services
Subscription income	14,967,550.04	13,861,971.40
Placement /carriage fees	3,965,362.46	2,422,445.21
Advertisement income	2,288,160.76	-
Activation charges (stb)	547,889.95	2,102,698.91
Others	37,039.33	349,857.57
Total revenue from contract with customers
	21,806,002.54	18,736,973.09
Timing of revenue recognition

Service transferred at point in time	21,806,002.54	18,736,973.09
Services transferred over time	-	-
	21,806,003	18,736,973

	For the year ended	For the year ended
	March 31, 2022	March 31, 2021
	Cable	Cable
Revenue	21,806,002.54	18,736,973.09
External customer	21,806,002.54	18,736,973.09
Inter-segment
	21,806,002.54	18,736,973.09
Less : Inter-segment adjustments and eliminations	-	-

Total revenue from contract with customers	21,806,003	18,736,973

Contract balances

The following table provides information about receivables, contract assets and contract liabilities from contracts with

	For the year ended	For the year ended
	March 31, 2022	March 31, 2021
Receivables, which are included in ‘trade receivables	2,260,502	3,085,823
Receivables, acquired in a business combination	-	-
Receivables, which are included in ‘assets held for sale’	-	-
Contract assets	-	-
Contract liabilities	-	-

Performance obligations

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognises revenue when it transfers control over a good or service to a customer.

	Other operating revenue
4	Other income	-	-
	Miscellaneous Income	1,420.90	382.68
	Sundry Balances written back	27,301.01	-
		28,721.91	382.68

Other income
4A	Other income	-	-
	Miscellaneous Income -	-	-
	Sundry Balances written back	-	-
		-	-

1	Corporate information

SRI SAI CABLE AND BROAD BAND PRIVATE LIMITED (the ‘Company’) is domiciled in India and incorporated on 16th

May, 2018 with the main object of carrying on the business of providing services relating to CAble TV operator as MSO. The Company provides services to LCO in the form of subscription of set top box and activation fees. The Company also provides the services of many typeof services to the various broadcaster in the form of placement fees. The Company has thier branch offices in various state of India like Telgana, Andhra Pradesh, Kerla etc.

2	Significant accounting policies

(a)	Basis of preparation, measurement and sgnificant accounting policies

(i)	Compliance with International Financial Reporting Standards

The financial statements of the SRI SAI CABLE AND BROAD BAND PRIVATE LIMITED have been prepared in accordance with International Financial Reporting Standards (IFRS) and interpretations issued by the IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (IASB).

(ii)	Basis of preparation

The functional currency of the Company is “Rupees”, however the financial statements has been prepared in “USD” which is The Company functional currency and reporting currency and all amounts, are rounded with two decimals, unless otherwise stated.

(iii)	Basis of measurement

Historical cost convention

The financial statements have been prepared on a historical cost convention on accrual basis.

The financial statements have been prepared on a historical cost basis, except for the following assets and liabilities which have been measured at fair value:

●	Certain financial assets and liabilities measured at fair value (refer accounting policy regarding financial instruments)

●	Employee’s defined benefit plan as per actuarial valuation

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions, regardless of whether that price is directly observable or estimated using another valuation technique. In determining the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date.

(iv)	New and amended standards adopted by the Company

All applicable standards applicable is alrady implemented and applied by the Company

(v)	New standards and interpretations not yet adopted

The Company has not applied the following new and revised IFRSs that have been issued but are not yet effective:

Amendments to IAS 1 and IFRS Practice Statement 2 Disclosure of Accounting Policies

In February 2021, IASB issued ‘Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)’ which is intended to help entities in deciding which accounting policies to disclose in their financial statements. The amendments to IAS 1 require entities to disclose their material accounting policies rather than their significant accounting policies. The amendments to IFRS Practice Statement 2 provide guidance on how to apply the concept of materiality to accounting policy disclosures. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 8 Definition of Accounting Estimates

In February 2021, IASB issued ‘Definition of Accounting Estimates (Amendments to IAS 8)’ to help entities to distinguish between accounting policies and accounting estimates. The definition of a change in accounting estimates has been replaced with a definition of accounting estimates. Under the new definition, accounting estimates are “monetary amounts in financial statements that are subject to measurement uncertainty”. Entities develop accounting estimates if accounting policies require items in financial statements to be measured in a way that involves measurement uncertainty. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 12 Deferred Tax related to Assets and Liabilities arising from a Single Transaction

In May 2021, IASB issued ‘Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12), which clarify how companies account for deferred tax on transactions such as leases and decommissioning obligations. The amendments narrowed the scope of the recognition exemption in paragraphs 15 and 24 of IAS 12 (recognition exemption) so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The Company is evaluating the impact, if any, in its financial statements.

Amendments to IFRS 16 Lease Liability in a sale and Leaseback

In September 2022, the IASB issued ‘Lease Liability in a Sale and Leaseback (Amendments to IFRS 16)’ with amendments that clarify how a seller-lessee subsequently measures sale and leaseback transactions that satisfy the requirements in IFRS 15 to be accounted for as a sale. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 1 Non-current Liabilities with Covenants2

In October 2022, IASB issued ‘Non-current Liabilities with Covenants (Amendments to IAS 1)’ to clarify how conditions with which an entity must comply within twelve months after the reporting period affect the classification of a liability. The Company does not expect the amendments to have any significant impact on its classification of non-current liabilities in its statement of financial position.

Amendments to IAS 1 Classification of Liabilities

In January 2020, IASB issued the final amendments in Classification of Liabilities as Current or Non-Current, which affect only the presentation of liabilities in the statement of financial position. They clarify that classification of liabilities as current or non-current should be based on rights that are in existence at the end of the reporting period and align the wording in all affected paragraphs to refer to the “right” to defer settlement by at least twelve months. The classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability. They make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services. The Group does not expect the amendments to have any significant impact on its presentation of liabilities in its statement of financial position

(b)	Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker (CODM).

The board of directors of the Company has appointed the Chief Executive Officer (‘CEO’) to assess the financial performance and position of the Company, and makes strategic decisions. The CEO has been identified as being the Chief Operating Decision Maker for corporate planning.

(c)	Current versus Non-Current Classification

The Company presents assets and liabilities in the balance sheet based on current / non-current classification.

An asset is treated as current when it is:

Expected to be realised or intended to be sold or consumed in normal operating cycle

Expected to be realised within twelve months after the reporting period, or

Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period

Held primarily for the purpose of trading

All other assets are classified as non-current.

A liability is current when:

It is expected to be settled in normal operating cycle

It is due to be settled within twelve months after the reporting period, or

There is no unconditional right to defer the settlement of the liability for at least twelve months after thereporting period Held primarily for the purpose of trading

All other liabilities are classified as non-current.

The operating cycle is the time between the acquisition of assets for processing and their realisation in cash and cash equivalents. The Company has identified twelve months as its operating cycle.

(d)	Revenue from contract with customers

Revenue is recognised based on approved contracts regarding the transfer of services to a customer for an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is measured at the fair value of consideration received or receivable taking into account the amount of discounts, rebates, outgoing taxes on sales.

●	Subscription income includes subscription from subscribers. Revenue from Operations is recognised on accrual basis based on underlying subscription plan or agreements with the concerned subscribers.

●	Carriage / Placement / Marketing Incentive is recognised on accrual basis based on agreements with the concerned broadcasters.

●	Leased Line revenue is recognised on accrual basis based on agreements with the concerned subscribers’/telecommunication companies.

●	Advertisement income is recognised when relevant advertisements get telecasted.

The Company collects Goods and Service Tax (GST) on behalf of the government and, therefore, it is not an economic benefit flowing to the Company. Hence, it is excluded from revenue.

(e)	Foreign Currencies

Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the Company operates (‘the functional currency’). The financial statements are presented in USD, which is Company’s presentation currency.

Transactions and Balances

Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognised in profit or loss. They are deferred in equity if they relate to qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss, within finance costs. All other foreign exchange gains and losses are presented in the statement of profit or loss on a net basis within other gains/(losses).

Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. For example, translation differences on non-monetary assets and liabilities such as equities held at fair value through profit or loss are recognised in profit or loss as part of the fair value gain or loss and translation differences on non-monetary assets such as equities classified as at fair value through other comprehensive income are recognised in other comprehensive income.

(f)	Financial Instrument

Financial Assets

(i) Classification

From 1 April 2019, the Company classifies its financial assets in the following measurement categories:

-    those to be measured subsequently at fair value (either through OCI or through profit or loss), and

-    those to be measured at amortised cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows. For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the Company has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

The Company reclassifies debt investments when and only when its business model for managing those assets changes.

(ii) Recognition and derecognition

Regular way purchases and sales of financial assets are recognised on trade-date, the date on which the Company commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

(iii) Measurement

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

Debt instruments

Subsequent measurement of debt instruments depends on the Company’s business model for managing the asset and the cash flow characteristics of the asset. There are three measurement categories into which the Company classifies its debt instruments:

-   Amortised cost: Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortised cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognised directly in profit or loss and presented in other gains/(losses) together with foreign exchange gains and losses. Impairment losses are presented as separate line item in the statement of profit or loss.

-   FVOCI: Assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Movements in the carrying amount are taken through OCI, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses which are recognised in profit or loss. When the financial asset is derecognised, the cumulative gain or loss previously recognised in OCI is reclassified from equity to profit or loss and recognised in other gains/(losses). Interest income from these financial assets is included in finance income using the effective interest rate method. Foreign exchange gains and losses are presented in other gains/(losses) and impairment expenses are presented as separate line item in the statement of profit or loss.

-   FVPL: Assets that do not meet the criteria for amortised cost or FVOCI are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognised in profit or loss and presented net within other gains/(losses) in the period in which it arises.

Equity instruments

The Company subsequently measures all equity investments at fair value. Where the Company’s management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognised in profit or loss as other income when the Company’s right to receive payments is established.

Changes in the fair value of financial assets at FVPL are recognised in other gains/(losses) in the statement of profit or loss as applicable. Impairment losses (and reversal of impairment losses) on equity investments measured at FVOCI are not reported separately from other changes in fair value.

(iv) Impairment

The Company assesses on a forward looking basis the expected credit losses associated with its debt instruments carried at amortised cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables only, the Company measures the expected credit loss associated with its trade receivables based on historical trend, industry practices and the business environment in which the entity operates or any other appropriate basis. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

Financial Liabilities

Initial Recognition and Measurement

All financial liabilities are recognised initially at fair value and in the case of loans and borrowings and payables, net of directly attributable transaction costs. The Company’s financial liabilities include trade and other payables, loans andborrowings including bank overdrafts and derivative financial instruments.

Subsequent measurement

Financial liabilities at amortized cost: After initial measurement, such financial liabilities are subsequently measured at amortized cost using the effective interest rate (EIR) method. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the Statement of Profit and Loss.

Borrowings

Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in the Statement of Profit and Loss over the period of the borrowings using the EIR method.

Trade and Other Payables

These amounts represent liabilities for goods and services provided to the Company prior to the end of financial year which are unpaid. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

Financial Guarantee Obligations

The fair value of financial guarantees is determined as the present value of the difference in net cash flows between the contractual payments under the debt instrument and the payments that would be required without the guarantee, or the estimated amount that would be payable to a third party for assuming the obligations. Where guarantees in relation to loans or other payables of subsidiaries, joint ventures or associates are provided for no compensation, the fair values as on the date of transition are accounted for as contributions and recognised as part of the cost of the equity investment.

Derecognition

Financial assets

The Company derecognises a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Company enters into transactions whereby it transfers assets recognised in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognised.

Financial Liability

The Company derecognises a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognises a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognised at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognised in profit or loss

(g)	Property, Plant and Equipment

Property, Plant and Equipment assets are carried at cost less accumulated depreciation and accumulated impairment losses, if any. Cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognized when replaced. All other repairs and maintenance are charged to the Statement of Profit and Loss during the reporting period in which they are incurred.

Capital work in progress (CWIP) includes cost of property, plant and equipment under installation / under development, as at balance sheet date. All project related expenditure viz. civil works, machinery under erection, construction and erection materials, preoperative expenditure incidental / attributable to the construction of projects, borrowing cost incurred prior to the date of commercial operations and trial run expenditure are shown under CWIP. Property, Plant and Equipment are derecognised from the financial statements, either on disposal or when retired from active use. Gains and losses on disposal or retirement of Property, Plant and Equipment are determined by comparing proceeds with carrying amount. These are recognized in the Statement of Profit and Loss.

Depreciation methods, estimated useful lives and residual value

Depreciation is calculated to write off the cost of items of property, plant and equipment less their estimated residual values using the straight-line method over their estimated useful lives, and is generally recognised in profit or loss. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term. Land is not depreciated.

The estimated useful lives of property, plant and equipment for current and comparative periods are as follows:

buildings	60 years
plant and equipment	3–13 years
computer and equimpents	3 years
vehicles	8 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date andadjusted if appropriate.

(h)	Investment Property

Investment property is initially measured at cost and subsequently at fair value with any change therein recognised in profit or loss.

Any gain or loss on disposal of investment property (calculated as the difference between the net proceeds from disposal and the carrying amount of the item) is recognised in profit or loss. When investment property that was previously classified as property, plant and equipment is sold, any related amount included in the revaluation reserve is transferred to retained earnings.

Investment properties are depreciated on a straight-line basis over 60 years.

(i)	Intangible Assets

Separately purchased intangible assets are initially measured at cost. Intangible assets acquired in a business combination are recognised at fair value at the acquisition date. Subsequently, intangible assets are carried at cost less any accumulated amortisation and accumulated impairment losses, if any.

The useful lives of intangible assets are assessed as either finite or indefinite. Finite-life intangible assets are amortised on a straight-line basis over the period of their expected useful lives. Estimated useful lives by major class of finite-life intangible assets are as follow:

commercial rights	10-20 Years
Trademark/Copy rights	5 Years
Computer Software	5 Years

The amortisation period and the amortisation method for finitelife intangible assets is reviewed at each financial year end and adjusted prospectively, if appropriate.

For indefinite life intangible assets, the assessment of indefinite life is reviewed annually to determine whether it continues, if not, it is impaired or changed prospectively basis revised estimates.

Goodwill is initially recognised based on the accounting policy for business combinations. These assets are not amortised but are tested for impairment annually.

(j)	Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalised as part of the cost of the asset. All other borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

(j)	Provisions

Provisions are recognised when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

(k)	Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as finance cost.

(l)	Contingent Liabilities and Contingent Assets

Contingent liabilities are disclosed when there is a possible obligation as a result of past events, the existence of which will be confirmed only by the occurrence or non - occurrence of one or more uncertain future events not wholly within the control of the Company or when there is a present obligation that arises from past events where it is either not probable that an outflow of resources will be required to settle or a reliable estimate of amount cannot be made. Contingent assets are not recognized however disclosed in the financial statements.

(m)	Leasing

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of

Company as a lessee

Rentals payable under operating leases are charged to the statement of profit or loss on a straight-line basis over the term of the relevant lease. Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight-line basis over the lease term.

The Company accounts for each lease component within the contract as a lease separately from non-lease components of the contract and allocates the consideration in the contract to each lease component on the basis of the relative standalone price of the lease component and the aggregate standalone price of the non-lease components.

The Comany recognises right-of-use asset representing its right to use the underlying asset for the lease term at the lease commencement date. The cost of the right-of-use asset measured at inception shall comprise of the amount of the initial measurement of the lease liability adjusted for any lease payments made at or before the commencement date less any lease incentives received, plus any initial direct costs incurred and an estimate of costs to be incurred by the lessee in dismantling and removing the underlying asset or restoring the underlying asset or site on which it is located. The right-of-use asset is subsequently measured at cost less any accumulated depreciation, accumulated impairment losses, if any and adjusted for any remeasurement of the lease liability. The right-of-use asset is depreciated using the straight-line method from the commencement date over the shorter of lease term or useful life of right-of-use asset. The estimated useful lives of right-of-use assets are determined on the same basis as those of property, plant and equipment. Right-of-use assets are tested for impairment whenever there is any indication that their carrying amounts may not be recoverable. Impairment loss, if any, is recognised in profit or loss.

The Company measures the lease liability at the present value of the lease payments that are not paid at the commencement date of the lease. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Company uses incremental borrowing rate. For leases with reasonably similar characteristics, the Company on a lease-by-lease basis, may adopt either the incremental borrowing rate specific to the lease or the incremental borrowing rate for the portfolio as a whole. The lease payments shall include fixed payments, variable lease payments, residual value guarantees, exercise price of a purchase option where The Company is reasonably certain to exercise that option and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The lease liability is subsequently remeasured by increasing the carrying amount to reflect interest on the lease liability, reducing the carrying amount to reflect the lease payments made and remeasuring the carrying amount to reflect any reassessment or lease modifications or to reflect revised in-substance fixed lease payments. The Company recognises the amount of the re-measurement of lease liability due to modification as an adjustment to the right-of-use asset and profit or loss depending upon the nature of modification. Where the carrying amount of the right-of-use asset is reduced to zero and there is a further reduction in the measurement of the lease The Company has elected not to apply the requirements of IFRS 16 Leases to short-term leases of all assets that have a lease term of 12 months or less and leases for which the underlying asset is of low value. The lease payments associated with these leases are recognised as an expense on a straight-line basis over the lease term.

Company as a lessor

At the inception of the lease, The Company classifies each of its leases as either an operating lease or a finance lease. The Company recognises lease payments received under operating leases as income on a straight-line basis over the lease term. In case of a finance lease, finance income is recognised over the lease term based on a pattern reflecting a constant periodic rate of return on the lessor’s net investment in the lease. When The Company is an intermediate lessor it accounts for its interests in the head lease and the sub-lease separately. It assesses the lease classification of a sub-lease with reference to the right-of-use asset arising from the head lease, not with reference to the underlying asset. If a head lease is a short-term lease to which The Company applies the exemption described above, then it classifies the sub-lease as an operating lease.

If an arrangement contains lease and non-lease components, the Company applies IFRS 15 Revenue from contracts with customers to allocate the consideration in the contract.

(n)	Government grant

Government grants relating to non-monetary assets are recognised at nominal value. Grants that compensate the Company for expenses are recognised in the statement of profit or loss on a systematic basis in the same period in which the expenses are recognised. Grants that compensate the Company for the cost of an asset are recognised in the statement of profit or loss on a systematic basis over the expected useful life of the related asset upon capitalisation.

(o)	Employee benefits

Payments to defined contribution schemes are charged as an expense as they fall due. Payments made to state-managed pension schemes are dealt with as payments to defined contribution schemes where the Company’s obligations under the schemes are equivalent to those arising in a defined contribution scheme.

Provision for employees’ end of service benefits for non-UAE nationals is made in accordance with the Projected Unit Cost method as per IAS 19 Employee Benefits taking into consideration the UAE Labour Laws. The provision is recognised based on the present value of the defined benefit obligations.

The present value of the defined benefit obligations is calculated using assumptions on the average annual rate of increase in salaries, average period of employment of non-UAE nationals and an appropriate discount rate. The assumptions used are calculated on a consistent basis for each period and reflect management’s best estimate. The discount rates are set in line with the best available estimate of market yields currently available at the reporting date with reference to high quality corporate bonds or other basis, if applicable.

(p)	Cash and cash equivalent

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

(q)	Dividends

Dividend distributions to the Company’s shareholders are recognised as a liability in the financial statements in the period in which the dividends are approved.

(r)	Disposal/Asset held for sale

Assets may be disposed of individually or as part of a disposal Company. Once the decision is made to dispose of an asset, it is classified as “Held for Sale” and shall no longer be depreciated. Assets that are classified as “Held for Sale” must be disclosed in the financial statements. ● An asset is considered to be Held for Sale if its carrying amount will be recovered principally through a sale transaction, not through continuing use. The criteria for classifying an asset as Held for Sale are as follows:

-   It must be available for immediate sale in its present condition,

-   Its sale must be highly probable, and

-   It must be sold, not abandoned

(s)	Taxation

Income tax expense represents the sum of current and deferred tax (including minimum alternate tax). Tax is recognized in the Statement of Profit or Loss except to the extent that it relates to items recognized directly in equity or other comprehensive income, in such case the tax is also recognized directly in equity or in other comprehensive income. Any subsequent change in direct tax on items initially recognized in equity or other comprehensive income is also recognized in equity or other comprehensive income, such change could be for change in tax rate.

The Group’s liability for current tax is based on taxable profit for the year, and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date.

Deferred tax assets and liabilities are recognised using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities in the balance sheet and the corresponding tax bases used in the computation of taxable profit.

Taxable temporary differences arising from goodwill and, except in a business combination, the initial recognition of assets or liabilities that affect neither accounting profit nor taxable profit are not provided for. Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where The Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates that have been enacted or substantively enacted at the balance sheet date.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and adjusted to reflect an amount that is probable to be realised based on the weight of all available evidence. Deferred tax is calculated at the rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax assets and liabilities are not discounted. Deferred tax is charged or credited in the income statement, except where it relates to items charged or credited directly to equity, in which case the deferred tax is also included within equity.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and The Company intends to settle its current tax assets and liabilities on a net basis.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and The Company intends to settle its current tax assets and liabilities on a net basis.

(t)	Business Combination and Goodwill

The Group applies the acquisition method in accounting for business combinations. The consideration transferred by the Company to obtain control of a business is calculated as the sum of the fair values of assets transferred, liabilities incurred and assumed and the equity interests issued by the Company as at the acquisition date i.e. date on which it obtains control of the acquiree which includes the fair value of any asset or liability arising from a contingent consideration arrangement. Acquisition-related costs are recognized in the Statement of Profit or Loss as incurred, except to the extent related to the issue of debt or equity securities.

Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values on acquisition date.

Intangible Assets acquired in a Business Combination and recognized separately from Goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost).

Goodwill is measured as the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling interests

Subsequent to initial recognition, intangible assets with definite useful life acquired in a Business Combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Goodwill and Intangible assets with indefinite useful life, if any, are tested for impairment at the end of each annual reporting period.

If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the excess is termed as gain on bargain purchase. In case of a bargain purchase, before recognizing a gain in respect thereof, the Company determines whether there exists clear evidence of the underlying reasons for classifying the business combination as a bargain purchase thereafter, the Company reassesses whether it has correctly identified all the assets acquired and liabilities assumed and recognizes any additional assets or liabilities that are so identified, any gain thereafter is recognized in the statement of profit or loss.

Contingent consideration is classified either as equity or financial liability. Amount classified as financial liability are subsequently re-measured to fair value with changes in fair value recognized in Statement of Profit or Loss.

(u)	Earnings per share

Basic earnings per share are calculated by dividing the net profit or loss for the year attributable to the owners of the Company by the weighted average number of equity shares outstanding during the year.

For the purpose of calculating diluted earnings per share, the net profit or loss for the year and the weighted average number of equity shares outstanding during the year are adjusted for the effects of all dilutive potential equity shares.

(v)	Critical accounting judgements and key sources of estimation uncertainty

(a) Useful lives of property, plant and equipment:

The assessment of the useful economic lives and the method of amortising these assets require judgement. Depreciation and amortisation are charged to the income statement based on the useful economic life selected, which requires an estimation of the period and profile over which the Company expects to consume the future economic benefits embodied in the assets. The Company reviews its useful economic lives on at least an annual basis.

(b) Estimation of provisions and contingent liabilities:

Management judgement is required for estimating the possible outflow of resources, if any, in respect of contingencies, claim, litigations etc against the Company as it is not possible to predict the outcome of pending matters with accuracy.

(c) Estimation of provisions and contingent liabilities:

Life time expected credit loss allowance is computed based on historical credit loss experience.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

		For the year ended	For the year ended
		March 31, 2022	March 31, 2021
5	Cost of revenue	(In USD)	(In USD)
	Broadcaster/subscription fees	14,660,707.09	10,972,047.19
	STB installation and activation expenses	638,408.94	2,301,863.09
	Cabling expenses	5,369.91	453,178.04
	Bandwidth expenses	1,148,868.52	363,280.86
	Lease charges of equipments	46,624.50	94,010.75
	Programming expenses	14,471.79	10,915.25
		16,514,450.75	14,195,295.18
5A	Staffing Expenses

	Salaries and incentives	489,140.25	401,730.91
	Contribution to provident funds	35,511.20	41,885.50
	Grauity expenses	25,384.87	19,758.94
	Staff welfare expenses	28,501.22	10,893.17
		578,537.54	474,268.52
5B	Other operating expense

	Electricity charges	59,973.42	48,731.27
	Repair & maintainence expenses	154,621.51	183,505.46
	Business promotion expenses	2,534.81	22,925.13
	Operating lease rentals	18,582.94	24,879.01
	Regulatory expenses	17,178.64	7,140.26
	Conveyance & traveling expenses	26,530.77	19,060.57
	Commission charges	2,388,765.26	2,055,189.55
	Expected credit loss allowances	175,530.13	12,664.83
	Bad debts written off	-	-
	Legal and professional expenses	57,459.50	21,454.63
	Other operating expenses	65,608.08	26,358.43
		2,966,785.06	2,421,909.14
6A	Finance and other income

	Interest on bank deposits and held-to-maturity investments	-	-
	Interest on bank deposits and amortised cost investments	-	-
	Net gain on financial assets designated as FVTPL	-	-
	Interest on others	2,352.03	10,350.55
	Interest on income tax refund	-	-
	Other income	-	-
		2,352.03	10,350.55
6	Finance and other cost

	Interest on bank overdrafts, loans and other financial liabilities	1,932.98	-
	Collection charges	110,162.29	76,927.00
	Foreign exchange losses on borrowings	-	-
	Interest on lease libility	3,813.16	3,935.29
	Others	24,476.65	12,246.79

		140,385.08	93,109.08

	Total borrowing costs	140,385.08	93,109.08
	Less: amounts included in the cost of qualifying assets	-	-
		140,385.08	93,109.08

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

7 Property, plant and equipment (At cost)

							(In USD)

Description	Building	Plant and equipment	Right of use of assets - office premises	Vehicles	Computer equipments	Total	Capital work in progress
Gross carrying value
As at March 31, 2020	33,347.10	506,430.19	23,783.31	-	8,880.08	572,440.68	67,362.77
Additions	-	6,643,495.69	32,938.37	21,182.40	766.08	6,698,382.54	670,997.02
Witten off						-	-
Adjustments						-
Exchange differences						-
Acquisition through business combination						-
As at March 31, 2021	33,347.10	7,149,925.88	56,721.68	21,182.40	9,646.16	7,270,823.22	738,359.79
Additions		978,991.00			1,398.40	980,389.40	99,135.85
Disposals						-
Adjustments
Exchange differences
Acquisition through business combination
As at March 31, 2022	33,347.10	8,128,916.88	56,721.68	21,182.40	11,044.56	8,251,212.62	837,495.64

Accumulated depreciation and impairment loss
As at March 31, 2020	339.86	21,322.67	5,785.15	-	853.16	28,300.84	-
Charge for the year	501.65	198,103.97	11,826.23	970.62	2,782.73	214,185.20
Disposals						-
Acquisition through business combination		-	-	-	-	-
Exchange differences						-
Asset classified as held for sale						-
As at March 31, 2021	841.51	219,426.64	17,611.38	970.62	3,635.89	242,486.04	-
Charge for the year	500.08	560,025.04	13,999.37	2,611.73	3,209.44	580,345.66
Disposals						-
Acquisition through business combination
As at March 31, 2022	1,341.59	779,451.68	31,610.75	3,582.35	6,845.33	822,831.70	-

Net block as at March 31, 2021	32,505.59	6,930,499.24	39,110.30	20,211.78	6,010.27	7,028,337.18	738,359.79
Net block as at March 31, 2022	32,005.51	7,349,465.20	25,110.93	17,600.05	4,199.23	7,428,380.92	837,495.64

Notes :

a	Property plant and equipment pledged as security

Refer note 31 for information on property, plant and equipment pledged as security by the Company.

b	Contractual commitments for Property, plant & equipment (Refer note 25 (B) ).

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

8 Intangible assets

				(In USD)

Description	Commercial Rights	Softwares	Total	Intangible asset under development

Gross carrying value
As at March 31, 2020	-	178.04	178.04	-
Additions	246,350.33	-	246,350.33	-
Acquisation through business combination	-	-	-
Disposals			-	-
As at March 31, 2021	246,350.33	178.04	246,528.37	-
Additions	105,536.16	133.16	105,669.32
Disposals
Exchange differences	-		-
Acquisation through business combination
As at March 31, 2022	351,886.49	311.20	352,197.69	-
Accumulated amortisation
As at March 31, 2020	-	5.22	5.22	-
Charge for the period	-	32.57	32.57	-
Acquisation through business combination	-	-	-
Disposals	-	-	-	-
As at March 31, 2021	-	37.79	37.79	-
Charge for the period	12,608.57	56.70	12,665.27
Disposals
Acquisation through business combination

As at March 31, 2022	12,608.57	94.49	12,703.06	-

Net block as at March 31, 2021	246,350.33	140.25	246,490.58	-
Net block as at March 31, 2022	339,277.92	216.71	339,494.63	-

Note:

The above intangible assets are other than internally generated

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

		As at	As at
9	Financial Assets	March 31, 2022	March 31, 2021
		(In USD)	(In USD)
Non current investments		-	-
Investment in associates and joint ventures			-
Associates		-	-
Joint ventures		-	-
		-	-

		As at	As at
10	Trade receivables	March 31, 2022	March 31, 2021
		(Rs. In USD)	(Rs. In USD)
Non Current
Receivable from related parties		-	-
Acquired in business combination		-	-
Receivable from others		-	-
		-	-
Less: allowance for doubtful debts (expected credit loss)		-	-
Less: allowance for doubtful debts (others)		-	-

Total (A)		-	-
Current
Receivable from related parties		581,393.00	1,276,330.45
Acquired in business combination		-	-
Receivable from others*		1,869,658.02	1,828,676.10
		2,451,051.02	3,105,006.55
Less: allowance for doubtful debts (expected credit loss)		190,549.27	19,183.43
Less: allowance for doubtful debts (others)		-	-
		190,549.27	19,183.43

Total (B)		2,260,501.75	3,085,823.12

Total receivables at the end of the year (A) + (B)		2,260,501.75	3,085,823.12

For the movement of expected credit loss refer note 26.

11	Other financial assets

Non Current
Deposits		-	-
Loans and advances to related parties		-	-
Other loans and advances		450,638.12	518,496.57
Interest receivable		-	-
Other receivables		-	-
Fixed deposits with banL with maturity more than twelve months		-	-
Total (A)		450,638.12	518,496.57

Current
Deposits		11,996.31	15,144.50
Fixed deposits with bank with maturity more than three months		-	-
Loans and advances to related parties		35,458.59	34,520.94
Other loans and advances		-	-
Interest receivable		-	-
Advance due from customer for contract worL
Other receivables - Balances with Government Authoroties
Total (B)		47,454.90	49,665.44

Total (A) + (B)		498,093.02	568,162.01

*	Refer note 26 and 27 - Financial instruments for disclosure of fair values in respect of financial assets measured at amortised cost and assessment of expected credit losses.

15	Other non-current assets

Capital advances		105,066.70	170,553.96
Balances with statutory authorities
Prepaid expenses		-	-
Advances to vendors

		105,066.70	170,553.96

16	Inventories	-	-

Raw materials (including pacLing materials)*		-	-
Finished goods		-	-
Traded goods		-	-
WorL-in-progress		-	-
Stores and spares		-	-
		-	-
12	Cash and cash equivalents

Maintained locally		432,138.21	788,501.04
Maintained overseas,unrestricted in use		-	-
Maintained overseas, restricted in use		-	-
Cash and banL balances		432,138.21	788,501.04
Less: Deposits with maturities exceeding three months from the date of deposit		-	-
Cash and cash equivalents		432,138.21	788,501.04

13	Other current assets

Prepaid expenses		-	-
Balances with government authorities		470,604.93	318,335.46
Advance to suppliers		215,819.16	197,383.44
Advance to staff		-	14,193.32

TDS Receivables	549,836.00	356,119.52
MAT Credit Receivables	-	-
Income tax refund receivables	-	-
	1,236,260.09	886,031.74

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

The average credit period on sales of services is 30 days. No interest is charged on outstanding trade receivables.

The Company always measures the loss allowance for trade receivables at an amount equal to lifetime ECL. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. The Company has recognised a loss allowance of 100% against all receivables over 365 days past due because historical experience has indicated that these receivables are generally not recoverable

There has been no change in the estimation techniques or significant assumptions made during the current reporting period.

The Company writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the trade receivables are over two years past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities

The following table details the risk profile of trade receivables based on the Company’s provision matrix. As the Company’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is not further distinguished between the Company’s different customer base.

31-Mar-21	Not past due & <30	31 - 90	90 - 180	180 - 365	>365	Total
Expected credit loss rate	0.00%	0.00%	0.00%	0.00%	50%
Estimated total gross carrying amount at default	1,662,321.06	667,214.81	290,595.41	474,214.13	10,661.14	3,105,006.55
Lifetime ECL	-	1.01	466.02	8,055.26	10,661.14	19,183.43

	Trade receivables – days past due
31-Mar-22	Not past due & <30	31 - 90	90 - 180	180 - 365	>365	Total
Expected credit loss rate	0.00%	0.00%	0.15%	12.22%	50.00%
Estimated total gross carrying amount at default	1,300,914.19	278,394.25	247,169.97	339,359.54	285,213.07	2,451,051.02
Lifetime ECL	-	0.41	359.34	47,582.99	142,606.54	190,549.27

The following table shows the movement in lifetime ECL that has been recognised for trade receivables in accordance with the simplified approach set out in IFRS 9.

	Collectivey assessed	Individually assessed	Total
Balance as at 1 April 1 2019	-	-	-
Balance as at March 31, 2020	6,539.78	-	6,539.78
Balance as at March 31, 2021	19,183.43	-	19,183.43
Balance as at March 31, 2022	190,549.27	-	190,549.27

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

14	Share capital
		As at March 31, 2022	As at March 31, 2021
			(In USD)
(a)	Authorised
	i) 10,000 (PY 10,000) Equity shares of INR 10/- ( PY INR 10/-) each	67,274.56	1,430.21

	Equity share capital
(b)	Issued, subscribed & paid up
	i) 10,000 (PY 10,000) Equity shares of INR 10/- ( PY INR 10/-) each	2,836.25	1,430.21
		2,836.25	1,430.21

(c) Reconciliation of number of equity shares	As at		As at
	March 31, 2022		March 31, 2021
	No of shares	Amount	No of shares	Amount
Equity shares at the beginning of the year	10,000	1,430.21	10,000	1,430.21
Issued during the year	10,450	1,406.04	-	-
Changes during the year	-	-	-	-
Equity shares at the end of the year	20,450	2,836.25	10,000	1,430.21

15	Other equity*	As at March 31, 2022	As at March 31, 2021
(i)	Retained earnings	1,941,612.72	1,243,870.00
(iii)	Securities premium reserve	1,747,565.00	-
(ii)	Foreign currency transalations reserves	121,499.99	101,490.21
(iii)	Others	8,141.02	(383.34)
	Total	3,818,818.73	1,344,976.87

*	For movement in balances, refer to statement of changes in equity

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

31 Leases

In case of assets taken on lease

1. Operating Leases:

The Company has taken various residential, office and go down premises under operating lease agreements. These are generally cancellable and are renewable by mutual consent on mutually agreed terms. There are no sublease payments expected to be received under non-cancellable subleases at the balance sheet date and no restriction is imposed by lease arrangements.

	As at	As at
Particulars	March 31, 2022	March 31, 2021
Lease payments for the year recognied in the Statement of Profit and Loss	18,582.94	24,879.01

Obligations under finance leases

2. At the end of the reporting period, he Company had outstanding commitments for future minimum lease payments under finance leases, which fall due as follows:

	As at	As at
Particulars	March 31, 2022	March 31, 2021
Within one year	11,692.38	17,349.70
Between 2 to 5 years	20,845.65	32639.34
After 5 years	-	-

3. Reconciliation of lease liabilities as on 01 April 2019

Total operating lease commitments disclosed at March 31, 2019	-	-
Reasonably certain extension options	-	-
Finance lease obligations	-	-
Discounted using incremental borrowing rate	-	-
Total lease liabilities recognised under Ind AS 116 as on 01 April 2019	-	-

3. Total Cash outflow and depreciation on ROU

	As at March 31, 2022	As at March 31, 2021
Total cash outflow for leases for the year ended	17,295.84	13,967.33
Deprecition charge	13,999.37	11,826.23

For Rights of Use of Office premises movements refer note 7

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

16 Borrowings

	As at March 31, 2022			As at March 31, 2021
	(In USD)				(In USD)
Particulars	Current	Non current	Total	Current	Non current	Total
Secured
7% Senior Secured Promissory Note	-		-			-
External Commercial Borrowings in Foreign Currency	-	-	-	-	-	-
Term Loans from Banks	-	-	-	-	-	-
Term Loans from Financial Institutions	6,542.37	5,244.27	11,786.64	-	-	-
Loan from Bank	-	-	-	-	-	-
Long-term maturities of finance lease obligations	-	-	-	-	-	-
Total secured borrowings	6,542.37	5,244.27	11,786.64	-	-	-
Unsecured
Loan from Others	-	-	-	-	-	-
Non Convertible Debentures	-	-	-	-	-	-
Loan from Directors	-	-	-	61,472.48	-	61,472.48
Loan from a Related Party	-	-	-	-	-	-
Loan from Directors (Subsidary company)	-	-	-	-	-	-
External Commercial Borrowings in Foreign Currency	-	-	-	-	-	-
Term Loans from Banks	-	-	-	-	-	-
Term Loans from Financial Institutions	-	-	-	-	-	-
Loan from Others	-	-	-	-	-	-
Current maturities of finance lease obligations	-	-	-	-	-	-
Total unsecured borrowings	-	-	-	-	-	-
	-	-	-	61,472.48	-	61,472.48
Total borrowings	6,542.37	5,244.27	11,786.64	61,472.48	-	61,472.48

Terms and repayment schedule

Loan from directors is interest free and is repayable on demand.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

19 Employee benefits obligations

The Company provides for gratuity for employees in India as per the Payment of Gratuity Act, 1972. Employees who are in continuous service for a period of 5 years are eligible for gratuity. The amount of gratuity payable on retirement/termination is the employees last drawn basic salary per month computed proportionately for 15 days salary multiplied for the number of years of service. For the funded plan the group makes contributions to recognised funds in India. The group does not fully fund the liability and maintains a target level of funding to be maintained over a period of time based on estimations of expected gratuity payments.

The weighted average duration of the defined benefit obligation as at March 31, 2022 is 14 years (March 31, 2021: 15 years; March 31, 2020: 16 years)

The amounts recognised in the Statement of Financial Position and the movements in the net defined benefit obligation over the year

(a) The liabilities recognised in the standaloe statement of financial position are:

	As at	As at
	March 31, 2022	March 31, 2021
	( In USD)	( In USD)
Funded Plans
Net value of defined benefit obligations
Current	119.53	55.11
Non current	44,657.07	27,496.67

(b) The movement in defined benefit obligations for funded and unfunded plans is as follows:

Defined benefit
Particluars	obligation
As at April 1, 2019	-
Included in profit and loss	-
Service cost	7,355.22
Past service credit	-
Interest cost (income)	-
Included in OCI
Actuarial gain/(loss)	-
Remeasurements	-
Benefits paid	-
Gain and loss on settlement	-
Exchange difference	(413.66)
Employer’s contribution	-
Benefits payment	-
As at March 31, 2020	6,941.56

Defined benefit
Particluars	obligation
As at April 1, 2020	6,941.56
Included in profit and loss
Service cost	19,280.64
Past service credit
Interest cost	478.30
26,700.50
Included in OCI
Actuarial gain/(loss)	383.34
Remeasurements
Benefits paid
Gain and loss on settlement
Exchange difference	467.94
Employer’s contribution
Benefits payment
As at March 31,2021	27,551.78

Defined benefit
Particluars	obligation
As at April 1, 2021	27,551.78
Included in profit and loss
Service cost	23,542.88
Past service credit
Interest cost (income)	1,841.98
52,936.64
Included in OCI
Actuarial gain/(loss)	(6,809.68)
Remeasurements	-
Benefits paid	-
Gain and loss on settlement	-
Exchange difference	-1350.36
Employer’s contribution	-
Benefits payment	-
As at March 31,2022	44,776.60

(c)	Plan assets for funded plan are comprised as follows:

Plan assets comprise the following.

	As at	As at
Particulars	March 31, 2022	March 31, 2021
Debt instruments - unquoted
Cash and cash equivalents	-	-
Investment property	-	-
Fixed assets	-	-
Other assets	-	-
	-	-

(d) Actuarial assumptions

(i)	The following were the principal actuarial assumptions at the reporting date (expressed as weighted averages).

	As at	As at
Particulars	March 31, 2022	March 31, 2021
Discount rate	7.25%	6.80%
Attrition rate	5.00%	5.00%
Future salary growth rate	10.00%	10.00%

(ii)	Assumptions regarding future longevity have been based on published statistics and mortality tables. The current longevities underlying the values of the defined benefit obligation at the reporting date were as follows.

	As at	As at
Particulars	March 31, 2022	March 31, 2021
Longetivity at age of 65 for current members aged above 45
Males	0.258% -2.406%	0.258% -2.406%
Females	0.258% -2.406%	0.258% -2.406%
Longetivity at age of 65 for current members aged above 45 or below
Males	0.092% -0.168%	0.092% -0.168%
Females	0.092% -0.168%	0.092% -0.168%

(e) Sensitivity Analysis

Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation by the amounts shown below.

	As at	As at
Particulars	March 31, 2022	March 31, 2021
Discount rate (1% movement)	(12,252.51)	(8,271.42)
Attrition rate (1% movement)	(10,742.03)	(8,505.71)
Future salary growth rate (1% movement)	11,923.24	8,013.46

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

		As at	As at
17	Other non-current financial liabilities	March 31, 2022	March 31, 2021
		(In USD)	(In USD)

Lease liabilities		20,449.46	23,954.43
		20,449.46	23,954.43

20	Provisions

Provision for warranties		-	-
Provision site restoration		-	-
		-	-
	Non current	-	-
	Current	-	-

21	Trade Payables

Trade payables due to related parties		3,421,396.43	442,714.64
Employee related payables		37,230.22	36,575.74
Others		3,288,938.72	8,307,174.40
		6,747,565,37	8,786,464.78

22	Other financial liabilities (Current)
Current maturities of long-term borrowings		-	-
Interest accrued but not due on borrowings		-	-
Interest accrued and due on borrowings		-	-
Lease liabilities		6,388.69	17,579.49
Unpaid Bonus		-	-
Interest on tax payable		-	-
		6,388.69	17,579.49

23	Other current liabilities

Advances from customers	125,455.69	42,397.85
Income received in advance	-	-
Cheques Payable	1,250,772.68	1,420,114.51
Statutory liabilities	132,025.24	43,846.23
Others - capital creditors	560,059.06	1,283,603.36
	2,068,312.67	2,789,961.95

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

24	Earning per share	As at	As at
		March 31, 2022	March 31, 2021
		(In USD)	(In USD)
Profit/(Loss) attributable to shareholders		697,743	9,89,143
Weighted average number of equity shares		15,297.00	10,000.00
Nominal value per equity share in USD		0.15	0.15
Profit/(Loss) per equity share
Basic		45.61	98.91
Diluted		45.61	98.91

25	Contingencies and commitments

(A)	Details of contingnecies

(B)	Capital and other commitments

a)	Estimated amount of contracts remaining to be executed on capital account, net of advances and not provided in the books are as follows:

	As at	As at
Particulars	March 31, 2022	March 31, 2021
	(In USD)	(In USD)

Property, plant and equipment	1,527,600.37	478,166.14
b) Other commitments :	-	-

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

26	Financial risk management

Risk management framework

The Companys activities expose it to market risk, liquidity risk and credit risk. The management has the overall responsibility for the establishment and oversight of the Companys risk management framework. This note explains the sources of risk which the Company is exposed to and how the Company manages the risk and the related impact in the financial statements.

A.	Credit risk

Credit risk is the risk that a counterparty fails to discharge its obligation to the Company. The Companys exposure to credit risk is influenced mainly by cash and cash equivalents, trade receivables and financial assets measured at amortised cost. the Company continuously monitors defaults of customers and other counterparties and incorporates this information into its credit risk controls.

A.1	Credit risk management

the Company assesses and manages credit risk based on internal credit rating system. Internal credit rating is performed for each class of financial instruments with different characteristics. the Company assigns the following credit ratings to each class of financial assets based on the assumptions, inputs and factors specific to the class of financial assets.

A:Low credit risk on financial reporting date

B:Moderate credit risk

C:High credit risk

the Company provides for expected credit loss based on the following:

Asset Company’s	Basis of categorisation	Provision for expected credit loss
Low credit risk	Cash and cash equivalents, trade	12 month expected credit loss
receivables and other financial assets
Moderate credit risk	Trade receivables and other financial	Life time expected credit loss or 12 month expected credit loss
High credit risk	Trade receivables and other financial	Life time expected credit loss or fully provided for

In respect of trade receivables, the Company recognises a provision for lifetime expected credit losses

Based on business environment in which the Company operates, a default on a financial asset is considered when the counter party fails to make payments within the agreed time period as per contract. Loss rates reflecting defaults are based on actual credit loss experience and considering differences between current and historical economic conditions.

Assets are written off when there is no reasonable expectation of recovery, such as a debtor declaring bankruptcy or a litigation decided against the Company. The Company continues to engage with parties whose balances are written off and attempts to enforce repayment. Recoveries made are recognised in statement of profit and loss.

		As at	As at
Credit rating	Particulars	March 31, 2022	March 31, 2021
A: Low credit risk	Cash and cash equivalents BS	432,138.21	788,501.04
	Other financial assets	47,454.90	49,665.44
B: Medium credit risk	Trade receivables	2,260,501.75	3,085,823.12
C: High credit risk	Trade receivables	-	-

Cash & cash equivalents and bank deposits

Credit risk related to cash and cash equivalents and bank deposits is managed by only accepting highly rated banks and diversifying bank deposits and accounts in different banks across the country.

Trade receivables

Credit risk related to trade receivables are mitigated by taking bank guarantees/letter of credit, from customers where credit risk is high. the Company closely monitors the credit-worthiness of the debtors through internal systems that are configured to define credit limits of customers, thereby, limiting the credit risk to pre-calculated amounts. the Company assesses increase in credit risk on an ongoing basis for amounts receivable that become past due and default is considered to have occurred when amounts receivable become one year past due.

Other financial assets measured at amortised cost

Other financial assets measured at amortized cost includes loans and advances to related parties and employees, security deposits and others. Credit risk related to these other financial assets is managed by monitoring the recoverability of such amounts continuously.

A.2	Expected credit losses for financial assets other than trade receivables the Company provides for expected credit losses on loans and advances other than trade receivables by assessing individual financial instruments for expectation of any credit losses. Since the Company deals with only high-rated banks and financial institutions, credit risk in respect of cash and cash equivalents, other bank balances and bank deposits is evaluated as very low. In respect of loans, comprising of security deposits, credit risk is considered low because the Company is in possession of the underlying asset. However, in respect of loans comprising loans to related parties, credit risk is evaluated on the basis of credit worthiness of those parties and loss allowance is measured as lifetime expected credit losses. In respect of other financial assets, credit risk is evaluated based on Company’s knowledge of the credit worthiness of those parties and loss allowance is measured as lifetime expected credit losses. the Company does not have any expected loss based impairment recognised on such assets considering their low credit risk nature, though incurred loss provisions are disclosed under each sub-category of such financial assets.

As at March 31, 2022

Particulars	Estimated gross carrying amount at default	Expected probability of default	Expected credit losses	Carrying amount net of impairment provision
Cash and cash equivalents	432,138.21	0.00%	-	432,138.21
Other financial asset	47,454.90	0.00%	-	47,454.90

As at March 31, 2021

Particulars	Estimated gross	Expected probability of	Expected credit	Carrying amount
Cash and cash equivalents	788,501.04	0.00%	-	788,501.04
Other financial asset	49,665.44	0.00%	-	49,665.44

Reconciliation of loss allowance
Loss allowance on March 31, 2020	-
Impairment loss recognised/(reversed) during the year	-
Amounts written off	-
Loss allowance on March 31, 2021	-
Impairment loss recognised/(reversed) during the year	-
Amounts written off	-
Loss allowance on March 31, 2022	-
-

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

A.3 Expected credit loss for trade receivables under simplified approach the Company recognizes lifetime expected credit losses on trade receivables using a simplified approach, wherein the Company has defined percentage of provision by analysing historical trend of default relevant to each category of customer based on the criteria defined above and such provision percentage determined have been considered to recognise life time expected credit losses on trade receivables (other than those where default criteria are met).

As at March 31, 2022

March 31, 2022	Not past due &<30	31 - 90	90 - 180	180 - 365	>365	Total

Expected credit loss rate	0%	0%	0%	12%	50%

Estimated total gross carrying amount at default	1,300,914.191	278,394.2492	247,169.9748	339,359.5374	285,213.0681	2,451,051.02

Lifetime ECL	-	0.41	359.34	47,582.99	142,606.5352	190,549.27

As at March 31, 2021

March 31, 2021	Not past due &<30	31 - 90	90 - 180	180 - 365	>365	Total

Expected credit loss rate	0%	0%	0%	0%	50%

Estimated total gross carrying amount at default	1,662,321.06	667,214.81	290,595.41	474,214.13	10,661.14325	3,105,006.55

Lifetime ECL	-	1.01	466.02	8,055.26	10,661.14325	19,183.43

Movement of allowance for trade receivables

Particulars	In USD
As at March 31, 2020	6,539.78
Loss recognised/(reversed) during the year	12,643.65
Amounts written off
As at March 31, 2021	19,183.43
Loss recognised/(reversed) during the year	171,365.85
Amounts written off
As at March 31, 2022	190,549.27

B Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. the Companys approach to managing liquidity is to ensure as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due. the Company manages its liquidity needs by carefully monitoring scheduled debt servicing payments for long-term financial liabilities as well as cash-outflows due in day-to-day business. Long-term liquidity needs for a 180-day and a 360-day lookout period are identified monthly.

Management monitors rolling forecasts of the liquidity position and cash and cash equivalents on the basis of expected cash flows. the Company takes into account the liquidity of the market in which the entity operates.

B.1 Contractual Maturities of financial liabilities

The tables below analyse the Company’s financial liabilities based on their contractual maturities. The amounts disclosed in the table are the contractual undiscounted cash flows.

As at March 31, 2022	Less than 1 year	1 - 2 years	2 - 3 years	More than 3 years	Total

(i) Borrowings	11,786.64	-	-	-	11,786.64
(ii) Trade payables	6,747,565.37	-	-	-	6,747,565.37
(iii) Other financial liabilities	6,388.69	20,449.46	-	-	26,838.15
Total	6,765,740.70	20,449.46	-	-	6,786,190.16

As at March 31, 2021	Less than 1 year	1 - 2 years	2 - 3 years	More than 3 years	Total

(i) Borrowings	61,472.48	-	-	-	61,472.48
(ii) Trade payables	8,786,464.78	-	-	-	8,786,464.78
(iii) Security deposits payable	-	-	-	-	-
(iii) Other financial liabilities	17,579.49	23,954.43	-	-	41,533.92
Total	8,865,516.75	23,954.43	-	-	8,889,471.18

C. Market risk

(I) Interest Rate risk

the Company’s policy is to minimise interest rate cash flow risk exposures on long-term financing. At March 31, 2020, the Company is exposed to changes in market interest rates through bank borrowings at variable interest rates. Other borrowings are at fixed interest rates. As such Company’s does not has any borrowings from outsiders except overdraft facility which is short term in the nature and repayble on demand, the interest rates on borrowings is around 9.5% to 8.5%. The other borrowings are from Directors who are promoters and shareholders also, the borrowings from them is short term in the nature interest free and repayable on demand.

Company’s exposure to interest rate risk on borrowings is as follows

	As at	As at
Particulars	March 31, 2022	March 31, 2021

Variable rate	-	-
Fixed rate	11,786.64	-
Total	11,786.64	-

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

27	Fair value measurements

A	Financial assets and liabilities

The carrying amounts and fair values of financial instruments by class are as follows:

			(In USD)
As at March 31, 2022	Fair value through profit & loss	Fair value through other comprehensive income	Amortised cost
Financial Assets
(i) Investments	-	-	-
(ii) Trade receivables	2,260,501.75	-	-
(iii) Others financial assets	1,283,714.99	-	-
Total	3,544,216.74	-	-

Financial Liabilities
(i) Borrowings	-	-	11,786.64
(ii) Trade payables	6,747,565.37	-	-
(iii) Other financial liabilities	-	-	-
Total	6,747,565.37	-	11,786.64

			(In USD)
As at March 31, 2021	Fair value through profit & loss	Fair value through other comprehensive income	Amortised cost
Financial Assets
(i) Investments	-	-	-
(ii) Trade receivables	3,085,823.12	-	-
(iii) Others financial assets	935,697.18	-	-
Total	4,021,520.30	-	-

Financial Liabilities
(i) Borrowings	-	-	61,472.48
(ii) Trade payables	8,786,464.78	-	-
(iii) Other financial liabilities	6,388.69	-	-
Total	8,792,853.47	-	61,472.48

Trade receivables comprise amounts receivable from the sale of goods and services.

The management consider that the carrying amount of trade and other receivables approximates their fair value.

Bank balances and cash comprise cash and short-term deposits held by the Company. The carrying amount of these assets approximates their fair value.

Trade and other payables principally comprise amounts outstanding for trade purchases and on-going costs. The management consider that the carrying amount of trade payables approximates to their fair value.

B	Fair values hierarchy

Financial assets and financial liabilities measured at fair value in the balance sheet are categorised into three levels of fair value hierarchy. The three levels are defined based on the observability of significant inputs to the measurement, as follows:

The different levels of fair value have been defined below:

Level 1: Quoted prices for identical instruments in an active market;

Level 2: Directly (i.e. as prices) or indirectly (i.e. derived from prices) observable market inputs, other than Level 1 inputs; and

Level 3: Inputs which are not based on observable market data (unobservable inputs). Fair values are determined in whole or in part using a net asset value or valuation model based on assumptions that are neither supported by prices from observable current market transactions in the same instrument nor are they based on available market data.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

B.1	Financial assets and liabilities measured at fair value - recurring fair value measurements

(In USD)
As at March 31, 2022	Note	Level 1	Level 2	Level 3
Investments		-	-	-

(In USD)
As at March 31, 2021	Note	Level 1	Level 2	Level 3
Investments		-	-	-

Valuation process and technique used to determine fair value

In order to arrive at the fair value of unquoted investments, the Company obtains independent valuations. The techniques used by the valuer are as follows:

a)	Asset approach - Net assets value method

b)	Income approach - Discounted cash flows (“DCF”) method

c)	Market approach - Enterprise value/Sales multiple method

B.2	Fair value of instruments measured at amortised cost

				(In USD)
	As at March 31, 2022		As at March 31, 2021
	Carrying value	Fair Value	Carrying value	Fair Value

Borrowings	11,786.64	11,786.64	61,472.48	61,472.48
Liability portion of compound instruments

The management assessed that fair value of cash and cash equivalents, trade receivables, security deposits, loan to related parties, other financial assets, short term borrowings, trade payables and other current financial liabilities approximate their carrying amounts largely due to the short-term maturities of these instruments. The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The following methods and assumptions were used to estimate the fair values:

(i)	Long-term fixed-rate receivables are evaluated by the Company based on parameters such as interest rates, individual creditworthiness of the customer and other market risk factors. Based on this evaluation, allowances are taken into account for the expected credit losses of these receivables.

(ii)	The fair values of the Company’s fixed interest-bearing borrowings are determined by applying discounted cash flows (‘DCF’) method, using discount rate that reflects the issuer’s borrowing rate as at the end of the reporting period.

(iii)	All the other long term borrowing facilities availed by the Company are variable rate facilities which are subject to changes in underlying Interest rate indices. Further, the credit spread on these facilities are subject to change with changes in Company’s creditworthiness. The management believes that the current rate of interest on these loans are in close approximation from market rates applicable to the Company. Therefore, the management estimates that the fair value of these borrowings are approximate to their respective carrying values.

28	(II) Foreign currency risk

The Company is exposed to foreign exchange risk arising from foreign currency transactions, primarily with respect to the INR. Foreign exchange risk arises from recognised assets and liabilities denominated in a currency that is not the functional currency of the Company. The Company does not use any derivative instruments to manage its exposure. Also, the Company does not use forward contracts and swaps for speculative purposes.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Notes to the financial statements for the year ended March 31, 2022

29	Capital management policies

The Company’s capital management objectives are to ensure the Company’s ability to continue as a going concern as well as to provide a an adequate return to shareholders by pricing products and services.

The Company monitors capital on the basis of the carrying amount of equity plus its subordinated loan, less cash and cash equivalents as presented on the face of the statement of financial position recognised in other.

The Company manages its capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders or issue new shares. The amounts managed as capital by the Company are summarised as follows:

	As at	As at
Particulars	March 31, 2022	March 31, 2021

Non Current Borrowings	5,244.27	-
Current Borrowings	6,542.37	61,472.48
Cash and cash equivalents	432,138.21	788,501.04
Net debt	420,351.57	727,028.56
Total equity	3,821,654.98	1,346,407.08
Net debt to equity ratio	11.00%	54.00%

30	Related party disclosures

A.	Names of related parties and related party relationships
i)	Parties where control exists - None

B	Key Management Personnel (KMP):

Palle Srinivas	Director
Palle Sunitha	Director
Suman Madhavrapu	Director

C	Enterprise over which KMP has significant influences

ACHALAA COMMUNICATION	Partner in the firm
AYYAPPA DIGITAL	Partner in the firm
Bhuvanagiri Digital Communications	Partner in the firm
GODAVARIKHANI DIGITAL	Partner in the firm
HUSNABAD DIGITAL	Partner in the firm
JAMMIKUNTA DIGITAL	Partner in the firm
MARRIGUDA DIGITAL	Partner in the firm
SANGAREDDY DIGITAL	Partner in the firm
SIRCILLA DIGITAL	Partner in the firm
SRI SAI COMMUNICATIONS	Partner in the firm
SRI SAI DIGITAL	Partner in the firm
SSC KAMAREDDY	Partner in the firm
THANDUR DIGITAL	Partner in the firm
TS COMMUNICATIONS	Partner in the firm
VEMULAWADA DIGITAL	Partner in the firm
Gayathri Digital Communications	Partner in the firm
Sri Sai Communication & Internet Pvt	Partner in the firm
SSC FIBER HOME NETWORKS	Partner in the firm
Achala Media Television Pvt Ltd	Director
Sri Sai Cable and Digital Networks Pvt	Partner in the firm
Kings Broadband Pvt Ltd	Director
Inygo Digital Networks Private Limited	Director

B.	Transactions with Subsidiaries and Key Management Personnel:

		KMP		Significant influenc Entity -KMP
S. No.	Particulars	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021

I	Transactions made during the year
1	Subscription income			(9,276,532.65)	(9,920,661.45)
2	Sale of materials			(148,511.63)	(262,893.24)
3	Stb installation charges			(354,563.54)	(947,158.62)
4	Placement fees				(8,089.19)
5	Interest on loan given			(2,352.02)	(394.31)
6	Commission expenses			1,714,965.41	1,566,593.23
7	Bawith charges			27,335.86
8	Purchase of materails			205,935.38
9	Rent paid/ provided
10	Business Support Service
11	Sale/ Outward Supply of Goods or Services or Capital Goods
12	Interest expenses on loans
13	Issue of Shares
12	Loan given				34,520.94
13	Loan repaid back
II	Year end balances
1	Trade receivable			581,393.00	1,276,330.45
2	Trade payable			3,421,396.43	442,714.64
3	Outstanding loan receivable			35,458.59	34,520.94
4	Interest accrued receivable
5	Interest accrued payable
6	Provision for doubtful loans
7	Outstanding receivable
8	Outstanding loan and advances, net
9	Provision for doubtful receivable
10	Outstanding payable

31	Assets pledged as security for borrowings are as under:

(In USD)
	As at	As at
	March 31, 2022	March 31, 2021
Non Current
Property, plant & equipment	21,182.40	21,182.40
Intangible assets	-	-
Total non-current assets pledged as security	21,182.40	21,182.40
Current
Financial Assets	-	-
Trade receivables	-	-
Others financial assets	-	-
Non Financial Assets	-	-
Inventory	-	-
Other Current Assets	-	-
Total current assets pledged as security	-	-
Total assets pledged as security	-	-
	21,182.40	21,182.40

Vehicles are hypothicated against loans from the finacial instiutions till the period of repayments of loans

32	Segment information

Decision Maker, in deciding how to allocate resources and assessing performance. Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. Based on the management approach as defined in IFRS 8, the Chief Operating Decision Maker evaluates the Group’s performance based on only one segment i.e. Cable Services.